UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
☒ Definitive Proxy Statement	permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
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Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual Meeting of Stockholders

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard

Los Angeles, California 90045

May 29, 2008

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 29, 2008 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of twelve directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2008.

3.	A stockholder proposal regarding certain reports by the Board of Directors.

4.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the twelve nominees for director named in the Proxy Statement, a vote FOR the proposal described above in item 2 and a vote AGAINST the proposal described above in item 3.

If you were a holder of record of Mattel common stock at the close of business on April 4, 2008, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile Secretary

El Segundo, California

April 24, 2008

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please check the appropriate box on the proxy card and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2008 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” The Admission Policy is also printed on the Admission Policy card, which is enclosed with the Proxy Statement.

Whether or not you expect to attend the Annual Meeting, please vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy by mail, by telephone or via the Internet. You may obtain directions to the Sheraton Gateway Hotel Los Angeles Airport by calling the hotel at (310) 642-1111 or going to its website at http://www.sheratonlosangeles.com/ maps/index.html. If you wish to vote by mail, please complete, date, sign and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible. If you wish to vote by telephone or via the Internet, please follow the instructions on the proxy card or voting information form with regard to telephone or Internet voting.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2008

GENERAL INFORMATION

Mattel’s 2008 Annual Meeting of Stockholders will be held on May 29, 2008, at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045.

The Board of Directors of Mattel is soliciting proxies to be used at the Annual Meeting. This Proxy Statement and the form of proxy will be mailed or delivered to stockholders beginning on or about April 24, 2008.

Who Is Entitled to Vote

The Board of Directors has fixed April 4, 2008 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 362,517,930 outstanding shares of Mattel common stock held by approximately 38,260 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote

If you are the record holder of your stock, you may vote by submitting your proxy through the mail, or by telephone or Internet.

•	Voting by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope. If the envelope is missing, please mail your completed proxy card to the following address: Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940.

•	Internet and telephone voting

As an alternative to using your paper proxy card to vote, you may vote by telephone or over the Internet.

To vote by telephone, call the toll-free number on your proxy card.

To vote by Internet, go to the Web address stated on your proxy card.

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting information form that you receive from your bank, broker or other nominee.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of the shares of the stock entitled to vote at the Annual Meeting must be present in person or by properly executed proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and broker “non-votes.” However, on each proposal, shares that abstain from voting on a proposal and broker non-votes will not be counted as either “for” or “against” votes on that proposal, and thus will not have any effect as to whether the proposal is approved.

How the Election of Directors Works; Majority Voting Standard

At our 2007 Annual Meeting, our stockholders approved an amendment to our Certificate of Incorporation to eliminate cumulative voting in the election of directors. In connection with this amendment, the Board of Directors amended our Bylaws to adopt a majority voting standard for the election of directors. Under this standard, in any “uncontested election” (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election. In any “contested election” (i.e., an election where the number of nominees exceeds the number of directors to be elected), directors will be elected by the vote of a “plurality” of the votes cast, meaning that the nominees receiving the greatest number of votes “for” their election, up to the maximum number of directors to be elected at the meeting, will be elected. In the case of both contested and uncontested elections, “abstentions” and “withheld” votes will have no effect on a director’s election.

Under our majority voting bylaw, any nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but will instead continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the Committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation.

The Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

How Your Proxy Will Be Voted

If you sign and return your proxy card without instructions as to how it is to be voted, the proxy holders identified on the proxy card will vote your shares as follows:

•	“for” the election as directors of the nominees named in this Proxy Statement;

•	“for” proposal 2; and

•	“against” proposal 3.

If you indicate voting instructions on your proxy card, the proxy holders will follow your instructions in casting votes.

The Board of Directors does not know of any matters that will come before the Annual Meeting other than those described in the notice of the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purposes of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

You may revoke your proxy at any time before it is voted. You may revoke your proxy by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or on the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your voting instructions, up to 10:00 p.m. (Los Angeles time) on May 28, 2008 (the day before the Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 10:00 p.m. (Los Angeles time) on May 26, 2008 (three days before the Annual Meeting); or

•	attending the Annual Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting.

Broker Voting and Broker Non-Votes

Mattel’s common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAT.” The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Mattel expects that the NYSE will evaluate the proposals to be voted on at the Annual Meeting to determine whether each proposal is a discretionary or non-discretionary matter. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted in determining the number of votes cast as to non-discretionary matters. Thus, on each proposal regarding a non-discretionary matter, broker non-votes will not have any effect as to whether a proposal regarding a non-discretionary matter is approved.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on the record date, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on April 4, 2008. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on April 4, 2008, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on April 4, 2008.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on April 4, 2008.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on April 4, 2008, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on April 4, 2008.

If you acquired your shares of Mattel common stock at any time after the close of the business on April 4, 2008, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after April 4, 2008, or (2) a brokerage account statement as of a date after April 4, 2008 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after April 4, 2008.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on April 4, 2008, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on April 4, 2008, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on April 4, 2008, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on April 4, 2008.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted at the Annual Meeting only by (a) the record holder as of the close of business on April 4, 2008 or (b) a person holding a valid proxy executed by such record holder.

Single Set of Disclosure Materials; “Householding”

To reduce the expense of delivering duplicate disclosure materials to our stockholders, we are taking advantage of “householding” rules that permit us to deliver a single copy of our annual report, proxy statement and any information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each record stockholder will continue to receive a separate notice of meeting and proxy card or voting instruction card. Also, householding will not in any way affect dividend check mailings.

How to Obtain a Separate Set of Materials

If you share an address with another Mattel stockholder and your household received only one set of Mattel’s annual report and proxy statement, you may call Mattel’s transfer agent, Computershare Trust Company, N.A. at 1-888-909-9922, to request a separate copy of these materials at no cost to you. You may also write to Computershare Trust Company, N.A. at P.O. Box 43010, Providence, RI 02940.

How to Change Your “Householding” Status for the Future

If you would like to receive your own additional set of Mattel’s disclosure documents in the future, please follow the instructions given below. Similarly, if you share an address with another Mattel stockholder and together both of you would like to receive only a single set of Mattel’s disclosure documents, please follow these instructions:

•

If you are the record holder of your shares of Mattel stock, please contact Mattel’s transfer agent, Computershare Trust Company, N.A., and inform them of your request. You may either call Computershare at 1-888-909-9922 or write to Computershare at P.O. Box 43078, Providence, RI 02940.

•

If a broker, bank or other nominee is the record holder of your shares of Mattel stock, please call the toll free telephone number that appears on your voting instruction form, or contact your broker, bank or other nominee.

Important Information Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 29, 2008

This Notice of Annual Meeting and Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2007 are available at our investor relations website at http://www.mattel.com (click on the “Investors and Media” tab followed by the “Financial Info/Annual Report/Proxy” tab).

PRINCIPAL STOCKHOLDERS

As of April 15, 2008, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	22,694,867	(1)	6.2	%(1)
Franklin Mutual Advisors, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078	19,431,589	(2)	5.3	%(2)

(1)	As reported in a Schedule 13G dated as of February 14, 2008 and filed with the SEC on February 14, 2008 by Janus Capital Management LLC (“Janus Capital Management”). The Schedule 13G states that Janus Capital Management and a group of affiliates may be deemed to beneficially own an aggregate of 6.2% of Mattel’s common stock, to have sole voting power and dispositive power as to 12,959,849 of such shares and to have shared voting power and dispositive power as to 9,735,018 of such shares.

(2)	As reported in a Schedule 13G dated as of January 10, 2008 and filed with the SEC on January 30, 2008 by Franklin Mutual Advisors, LLC (“Franklin Mutual Advisors”). The Schedule 13G states that Franklin Mutual Advisors may be deemed to beneficially own an aggregate of 5.3% of Mattel’s common stock, and that they have sole voting power and dispositive power as to all of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 31, 2008, by (1) each director and nominee for director, (2) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel as of December 31, 2007 and (3) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	401,500	(2)
Michael J. Dolan	Director	55,563	(2)
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	3,529,000	(2)(3)
Kevin M. Farr	Chief Financial Officer	696,535	(2)(4)
Dr. Frances D. Fergusson	Director	8,985	(2)
Neil B. Friedman	President, Mattel Brands	1,166,761	(2)(4)
Tully M. Friedman	Director	180,706	(2)(5)
Dominic Ng	Director	14,945	(2)(6)
Vasant M. Prabhu	Director	7,500	(2)
Dr. Andrea L. Rich	Director	75,563	(2)
Ronald L. Sargent	Director	53,590	(2)
Dean A. Scarborough	Director	7,500	(2)
Christopher A. Sinclair	Director	75,427	(2)
Bryan G. Stockton	President, International	548,614	(2)
G. Craig Sullivan	Director	85,163	(2)(7)
Kathy Brittain White	Director	66,563	(2)
All current Directors and Executive Officers, as a group (22 persons)		8,571,861	(8)

(1)	No director or executive officer named above owns or controls or may be deemed to beneficially own or control 1.0% or more of any class of capital stock of Mattel. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)

Includes shares of common stock that the following directors and executive officers have the right to acquire by exercise of options within 60 days following March 31, 2008: Mr. Debrowski, 401,500; Mr. Dolan, 38,445; Mr. Eckert, 3,524,000; Mr. Farr, 680,625; Dr. Fergusson, 8,985; Mr. Neil Friedman, 1,149,500; Mr. Tully Friedman, 77,445; Mr. Ng, 12,945; Mr. Prabhu, 7,500; Dr. Rich, 62,445; Mr. Sargent, 38,445; Mr. Scarborough, 7,500; Mr. Sinclair, 67,445; Mr. Stockton, 541,500; Mr. Sullivan, 67,445; and Ms. White, 62,445. Also includes shares of stock that the following directors will obtain from vesting of restricted stock units within 60 days following March 31, 2008: Mr. Dolan, 2,059; Mr. Tully Friedman, 2,059; Mr. Ng, 1,000; Dr. Rich, 2,059; Mr. Sargent, 2,059; Mr. Sinclair, 2,059; Mr. Sullivan, 2,059; and Ms. White, 2,059.

(3)	5,000 of these shares are held in the Eckert Family Trust dated January 31, 2002, Robert A. Eckert and Kathleen M. Eckert, trustees. In addition to the amount shown above in the table, Mr. Eckert holds 514,101 vested deferrable restricted stock units.

(4)	Includes shares of common stock that the following executive officers hold through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan (the “PIP”), a 401(k) plan: Mr. Farr, 10,910; Mr. Neil Friedman, 3,261, and Mr. Stockton, 3,902.

(5)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(6)	1,000 of these shares are held jointly by Mr. Ng and his spouse.

(7)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(8)	The amount stated represents approximately 2.4% of the outstanding shares of common stock. The amount stated also includes an aggregate of 8,329,305 shares of common stock that may be acquired upon the exercise of options within 60 days following March 31, 2008, which represents approximately 2.3% of the outstanding shares of common stock; and an aggregate of 15,413 restricted stock units that will vest and be settled in common stock within 60 days following March 31, 2008, which represents less than 0.1% of the outstanding shares of common stock.

PROPOSALS

We have included three proposals in this Proxy Statement. The first two proposals are proposals supported by the Board of Directors. The Board of Directors considered the proposals on January 30, 2008 and March 27, 2008, and the Board of Directors’ recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve members.

The Board of Directors has nominated twelve nominees for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. All of the nominees are currently directors.

If you sign and return your proxy card, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed below. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board of Directors may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named below will be available to serve.

As discussed above in “General Information—How Voting for Directors Works; Majority Voting,” the twelve candidates who receive the vote of a majority of the votes cast will be elected, and each incumbent nominee who does not receive a majority of the votes cast will continue to serve on the Board of Directors as a “holdover” director until that director’s removal or resignation or until his or her successor is elected and qualified.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

Information Concerning Nominees to the Board of Directors

The nominees for election as directors are listed below. All of the nominees are currently directors. Each nominee has furnished the information as to his or her beneficial ownership of common stock as of March 31, 2008 and the nominee’s principal occupation(s). Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

Name	Principal Occupation or Position	Age	Director Since
Michael J. Dolan	Chairman, America’s Choice, Inc.	61	2004
Robert A. Eckert	Chairman of the Board and Chief Executive Officer of Mattel (also a director of McDonald’s Corporation)	53	2000
Dr. Frances D. Fergusson	President Emeritus, Vassar College (also a director of HSBC Bank USA, N.A. and Wyeth Pharmaceuticals)	63	2006
Tully M. Friedman	Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC, a private investment firm (also a director of The Clorox Company)	66	1984
Dominic Ng	Chairman, Chief Executive Officer and President, East West Bancorp, Inc. and East West Bank (also a director of the Federal Reserve Bank of San Francisco, Los Angeles Branch)	49	2006
Vasant M. Prabhu	Executive Vice President and Chief Financial Officer, Starwood Hotels and Resorts Worldwide, Inc.	48	2007
Dr. Andrea L. Rich	Former President, Chief Executive Officer and Director, Los Angeles County Museum of Art (also a founding director of the Private Bank of California and a director of Douglas Emmett Real Estate Investment Trust)	64	1998
Ronald L. Sargent	Chairman and Chief Executive Officer, Staples, Inc. (also a director of Staples, Inc and The Kroger Co.)	52	2004
Dean A. Scarborough	President and Chief Executive Officer, Avery Dennison Corporation (also a director of Avery Dennison Corporation)	52	2007
Christopher A. Sinclair	Chairman, Scandent Holdings, Mauritius (also a director of Footlocker Inc., and Cambridge Solutions Corporation Ltd.)	57	1996
G. Craig Sullivan	Former Chairman and Chief Executive Officer, The Clorox Company (also a director of Kimberly-Clark Corporation and The Goodyear Tire & Rubber Company)	68	2001
Kathy Brittain White	Founder, Horizon Institute of Technology; President and Founder, Rural Sourcing, Inc. (also a director of Novell, Inc.)	58	2001

Except as described below, each of the directors has served in the principal occupation or position indicated in the above table for at least the past five years.

Mr. Dolan has served as Chairman of America’s Choice, Inc. since October 2004. He served as Executive Vice President and Chief Financial Officer of Viacom Inc. from May 2004 to December 2006. Prior to that, he served as Senior Advisor to Kohlberg Kravis Roberts & Co. from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc.: Chairman and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000).

Mr. Eckert has been Chairman of the Board of Directors and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from October 1997 until May 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel.

Dr. Fergusson served as President of Vassar College from 1986 to June 2006. Prior to that, she served as Provost and Vice President for Academic Affairs at Bucknell University from 1982 to 1986. Prior to that, she held the following positions with the University of Massachusetts at Boston: Assistant Chancellor (1980 to 1982) and Associate Professor of Art (1975 to 1982).

Mr. Friedman has served as Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years.

Mr. Ng has served as Chairman, Chief Executive Officer and President of East West Bancorp, Inc. and East West Bank since 1992. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and prior to that Mr. Ng served for over a decade as a Certified Public Accountant with Deloitte & Touche LLP.

Mr. Prabhu has served as Executive Vice President and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. since January 2004. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway, Inc. from September 2000 through December 2003.

Dr. Rich served as President, Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to that, she served as Executive Vice-Chancellor and Chief Operating Officer of the University of California, Los Angeles, from 1991 to 1995.

Mr. Sargent has served as Chairman of Staples, Inc. since March 2005 and as Chief Executive Officer of Staples, Inc. since 2002. He additionally served as President of Staples, Inc. from 1998 to 2005.

Mr. Scarborough has served as President and Chief Executive Officer of Avery Dennison Corporation since May 2005. From 2000 to May 2005, he was President and Chief Operating Officer of Avery Dennison Corporation.

Mr. Sinclair has served as Chairman of Scandent Holdings, a Mauritius-based information technology investment company, since May 2002 and has served as Executive Chairman of Cambridge Solutions Corporation Ltd. since November 2005. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2001 to 2004. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. Prior to that, he served as Chairman and Chief Executive Officer of Caribiner International, Inc. from 1999 to 2000. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years.

Mr. Sullivan served as Chairman and Chief Executive Officer of The Clorox Company from 1992 to 2003 and retired in 2003 after 32 years with Clorox.

Ms. White founded the Horizon Institute of Technology in 2002. She also has served as President of Rural Sourcing, Inc., an information technology services provider, since 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 until February 2003. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings

During 2007, the Board of Directors held eight meetings. No director attended less than 75% of the aggregate of all Board of Directors meetings and all meetings held by any committee of the Board of Directors on which he or she served.

Mr. Eckert serves as Chairman of the Board and Chief Executive Officer of Mattel. For a description of Mr. Eckert’s compensation, see “Compensation Discussion and Analysis,” beginning at page 27. The remuneration of the other directors, who are all non-employee directors, is explained in “Director Compensation,” beginning at page 80.

Non-Employee Director Stock Ownership

The Board of Directors has adopted policies regarding non-employee director stock ownership and retention of shares purchased upon exercise of stock options or received upon vesting of restricted stock units. These policies state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of three times the annual cash retainer (the annual cash retainer is currently $65,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in any Mattel deferred compensation plan(s) receive credit for such amounts.

In addition, during their service on the Board, non-employee members of the Board are generally required to hold the Mattel stock options (or if they exercise Mattel stock options, to hold the stock acquired by exercise of those options) and the stock received upon vesting of restricted stock units, except for (1) sales in connection with stock option exercises or restricted stock unit vesting that occur within one year of the date on which the member will be retiring from the Board, or (2) sales to cover the estimated taxes payable as a result of the stock option exercise or restricted stock unit vesting, transaction costs and the exercise price in the case of a stock option.

Board Committees

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Dolan and includes Mr. Ng, Mr. Prabhu, Mr. Sinclair and Ms. White as members. In May 2007, Mr. Eugene P. Beard retired from the Board of Directors and left the Audit Committee. Mr. Prabhu joined the Audit Committee in September 2007. All of the members of the Committee are independent directors. During 2007, the Audit Committee held twelve meetings.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The Committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the Committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

•

to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sinclair that includes Dr. Fergusson, Dr. Rich, Mr. Sargent, and Mr. Scarborough as members. In May 2007, Mr. Sullivan and Ms. White left the Governance and Social Responsibility Committee and Ms. Fergusson and Mr. Scarborough joined the Governance and Social Responsibility Committee. All of the members of the Committee are independent directors. During 2007, the Governance and Social Responsibility Committee held five meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

to assist the Board of Directors by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

•

to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The Committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and smoothly, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Sullivan that includes Mr. Tully Friedman, Mr. Ng, Dr. Rich and Ms. White as members. In May 2007, Mr. Eugene P. Beard and Mr. John L. Vogelstein retired from the Board of Directors and left the Compensation Committee, and Mr. Ng and Ms. White joined the Compensation Committee. All of the members of the Committee are independent directors. We intend that the members also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are “non-employee directors” within the meaning of the SEC’s Rule 16b-3. During 2007, the Compensation Committee held eight meetings.

The purpose of the Compensation Committee is to develop, evaluate, and in certain instances approve or determine the compensation plans, polices, and programs of Mattel. The Committee has the authority to undertake and may exercise all of the powers of the Board of Directors with respect to the specific responsibilities listed in the Committee’s charter, including:

•	approving all forms of compensation to be provided to executives in the “Executive Leadership Band” and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance; and

•	administering Mattel’s short- and long-term incentive plans and equity compensation plans.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee also informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other senior executives and, at times, refers its decisions to the Board for ratification.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The Committee meets at least once each calendar year without the Chief Executive Officer present. The Committee may use the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, use a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of Mattel and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such compensation consultant are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of Mattel management. The Compensation Committee, in its sole discretion, approves the fees to the compensation consultant and any other terms related to the consultant’s engagement.

The Hay Group served as the Compensation Committee’s consultant through August 2007 and continues to provide certain compensation-related consulting services to Mattel. At the suggestion of Messrs. Sullivan and Friedman, in August 2007, Messrs. Sullivan and Friedman each separately met with Mr. George Paulin, Chairman and Chief Executive Officer of Frederic W. Cook & Co., Inc. to discuss the possible retention of Frederic W. Cook & Co., Inc. as the Compensation Committee’s outside consultant. The Compensation Committee retained Frederic W. Cook & Co., Inc. in August 2007. Frederic W. Cook & Co., Inc. does not provide any additional services to Mattel or its management.

In 2007, the compensation consultant assisted the Compensation Committee on the following matters:

•	analysis of the competitive position of our executive compensation program as a whole;

•	analysis of executive base salaries;

•	review of the annual bonus program, including the achievement of performance goals for 2006 and the establishment of performance goals and award levels for 2007;

•	review of the long-term incentive program;

•	review of grants of equity compensation;

•	analysis of comparator companies (executive compensation peer group);

•	evaluating the specific elements of compensation of our Chief Executive Officer; and

•	evaluating the compensation of non-employee members of the Board of Directors.

Other Board Committees

Mattel has an Executive Committee (formerly known as the “Executive/Finance Committee”) chaired by Mr. Tully Friedman that includes Messrs. Dolan, Sinclair and Sullivan as members. In May 2007, Mr. Beard and Mr. Vogelstein retired from the Board of Directors and left the Executive Committee, and Mr. Dolan and Mr. Sullivan joined the Executive Committee. During 2007, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board of Directors, subject to limitations of applicable law, between meetings of the Board of Directors.

Mattel has a Finance Committee (formerly known as the “Capital Allocation Committee”) chaired by Mr. Tully Friedman that includes Dr. Fergusson, Mr. Sargent and Mr. Sullivan as members. In May 2007, Mr. Vogelstein retired from the Board of Directors and left the Finance Committee, and Mr. Sullivan joined the Finance Committee. During 2007, the Finance Committee held four meetings. The Committee’s primary functions are to advise and make recommendations to the Board of Directors with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the Committee by the Board of Directors and the Compensation Committee with regard to making grants pursuant to the 2005 Equity Compensation Plan. For more information on this Committee, see “Compensation Discussion and Analysis—Equity Compensation Grant Procedures,” beginning on page 38.

Director Independence

The NYSE requires each NYSE-listed company to have a board of directors with at least a majority of independent directors. Generally, under the NYSE rules a director qualifies as independent if the listed company’s board of directors affirmatively determines that he or she has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. The NYSE rules specify five categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board of Directors has adopted Corporate Governance Guidelines that include provisions regarding director independence. (A copy of the relevant provisions of the Corporate Governance Guidelines was included as an appendix to Mattel’s 2007 Notice of Annual Meeting and Proxy Statement, dated April 12, 2007.) These provisions incorporate the NYSE’s five categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with NYSE rules and Mattel’s Corporate Governance Guidelines, the Board of Directors has affirmatively determined that each of the following directors has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of both Mattel’s and the NYSE’s director independence standards, as currently in effect:

Michael J. Dolan

Dr. Frances D. Fergusson

Tully M. Friedman

Dominic Ng

Vasant M. Prabhu

Dr. Andrea L. Rich

Ronald L. Sargent

Dean A. Scarborough

Christopher A. Sinclair

G. Craig Sullivan

Kathy Brittain White

The persons listed above include (a) all of the current directors of Mattel, except the Chairman and Chief Executive Officer, and (b) all directors who are standing for election at the 2008 Annual Meeting of Stockholders, except the Chairman and Chief Executive Officer.

Furthermore, the Board of Directors has determined that each of the members of the Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no material relationship with Mattel (either directly or as a partner, shareholder or officer of an organization that has a relationship with Mattel) and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and the NYSE director independence standards (and in the case of the Audit Committee, SEC rules) applicable to members of such committees.

In making these determinations, the Board of Directors considered, among other things, the relationships described in the following two paragraphs. The Board of Directors has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

The Board considered that, in the ordinary course of business, Mattel and its subsidiaries enter into transactions with Viacom Inc. or its subsidiaries, and Mr. Dolan served as an executive officer of Viacom Inc. through the end of 2006. The amounts paid to or received from Viacom Inc. and its subsidiaries in 2004, 2005 and 2006 were below the threshold of 2% of consolidated gross revenues as set forth in Mattel’s criteria for director independence. The Board also determined that these transactions were not otherwise material to Viacom Inc. or to Mattel and that Mr. Dolan did not have a material interest in the transactions. The Board therefore determined that these relationships do not impair Mr. Dolan’s independence as a director of Mattel or as a member of the Audit Committee.

The Board also considered that Mr. Eckert in his personal capacity invests in a private equity fund sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that these investments, which do not involve the payment of any material compensation to any director or to FFL and are not material in amount to FFL, do not adversely affect the independence of Mr. Friedman as a director of Mattel or a member of the Compensation Committee. In addition, the Board considered that one or more directors that are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

Presiding Independent Director at Executive Sessions of the Board

The independent directors of Mattel have selected Mr. Tully M. Friedman as the independent director to preside at executive sessions of the independent members of the Board of Directors, during which no members of management are present. The duties of the presiding independent director include all of the following:

•	presides at all meetings of the Board at which the Board Chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the Board Chairman and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Communications with the Board of Directors

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board of Directors, (b) any committee of the Board, (c) the presiding independent director, or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

Mattel, Inc.—Secretary, Mail Stop M1-1516

333 Continental Blvd.

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board of Directors is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were eleven directors at the time of the 2007 Annual Meeting of Stockholders, and all of the directors then in office attended the meeting.

Director Nominations Process

Mattel’s Corporate Governance Guidelines sets forth the process of selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying director qualifications and potential candidates.

The Guidelines provide that the full Board of Directors is responsible for selecting candidates for Board membership, and Board members are encouraged to suggest candidates for consideration. The Board delegates the screening process involved to the Chair.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members, given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the Committee to be appropriate for review, are also considered.

The Governance and Social Responsibility Committee Charter also sets forth the process for identifying candidates, pursuant to which the Committee actively seeks individuals qualified to become Board members for recommendation to the Board. The Committee, with input from the Board Chair, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the Committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The Committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee has also adopted a Director Nominations Policy (a copy of which was included as an appendix to Mattel’s 2007 Notice of Annual Meeting and Proxy Statement, dated April 12, 2007). The purposes of the Director Nominations Policy are:

•	to describe the methodology for selecting the candidates that are included in the Board’s recommended slate of director nominees; and

•	to provide a flexible set of guidelines for the effective functioning of Mattel’s director nominations process.

The Governance and Social Responsibility Committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Governance” section of Mattel’s corporate Web site.

Selection of Nominee Mr. Prabhu

There is one nominee for election to Mattel’s Board this year who has not previously been elected by the stockholders to serve as a director. This nominee, Mr. Prabhu, was elected by the Board on July 9, 2007 and joined the Board effective September 1, 2007. The chair of the Governance and Social Responsibility Committee, Mr. Sinclair, recommended Mr. Prabhu to the Board.

Golden Parachute Policy

In 2005, a stockholder submitted a proposal to Mattel regarding “golden parachute vote provision,” which requested that the Board of Directors seek stockholder approval for future “golden parachute” severance packages for senior executives that exceed 299% of the sum of any executive’s base salary plus bonus. The proposal was included as Proposal 4 in Mattel’s 2005 Notice of Annual Meeting and Proxy Statement, dated April 13, 2005.

In 2006, following consideration of the vote received by the stockholder’s proposal at the 2005 Annual Meeting of Stockholders, and after discussion by the Compensation Committee and the Governance and Social Responsibility Committee, Mattel’s Board of Directors adopted a statement of policy on this topic. A copy of the Golden Parachute Policy was included in an appendix to Mattel’s 2007 Notice of Annual Meeting and Proxy Statement, dated April 12, 2007.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly in the “Governance” section of Mattel’s corporate Web site at http://www.mattel.com:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Compensation Committee Interlocks and Insider Participation

During 2007, Mr. Beard, Mr. Tully Friedman, Mr. Ng , Dr. Rich, Mr. Sullivan, Mr. Vogelstein and Ms. White served on the Mattel Compensation Committee. (In May 2007, Mr. Ng and Ms. White joined the Committee, and Mr. Beard and Mr. Vogelstein retired from the Board of Directors and left the Compensation Committee.) During 2007, there were no interlocks with other companies within the meaning of the SEC’s proxy rules. None of the members of the Compensation Committee is or has been an officer or employee of Mattel or any of its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. In January 2006, the Board of Directors amended and restated the charter of the Audit Committee, a copy of which may be found in the “Governance” section of Mattel’s corporate Web site, http://www.mattel.com. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90245-5012.

The Board of Directors has determined that each of the members of the Audit Committee meets the SEC and New York Stock Exchange (“NYSE”) independence requirements for members of audit committees.

The Board of Directors has further determined in its business judgment that each member of the Audit Committee is “financially literate,” as such term is used in the listing standards of the NYSE; and the Board has determined that Michael J. Dolan, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board has also determined that Mr. Dolan has “accounting or related financial management expertise,” as such term is used in the listing standards of the NYSE. The Board has additionally determined that each of Dominic Ng, Vasant M. Prabhu, and Christopher A. Sinclair is an “audit committee financial expert” and has “accounting or related financial management expertise.”

The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of:

(a) the quality and integrity of Mattel’s financial reports;

(b) the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

(c) the performance of Mattel’s internal audit function; and

(d) the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

Mattel’s independent registered public accounting firm is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Mattel as of and for the year ended December 31, 2007 and Management’s Report on Internal Control over Financial Reporting with management, the senior internal auditing officer of Mattel and the independent registered public accounting firm. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2007.

Mattel’s independent registered public accounting firm has expressed its opinion that:

(1) Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2007 and 2006, and its results of operations and cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America; and

(2) Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and the independent registered public accounting firm. Each of the independent registered public accounting firm, the senior internal auditing officer, the Chief Financial Officer and the General Counsel has unrestricted access to the Audit Committee.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and currently in effect, and Public Company Accounting Oversight Board Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements. In addition, the Audit Committee has received written disclosures in a letter from the independent registered public accounting firm regarding their independence from Mattel, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has also discussed with the independent registered public accounting firm their independence from Mattel.

The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Mattel is compatible with maintaining their independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including in respect of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i) the integrity of those persons within Mattel and of the professionals and experts (such as the independent registered public accounting firm) from which the Audit Committee receives information;

(ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary; and

(iii) representations made by management or the independent registered public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent registered public accounting firm to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

AUDIT COMMITTEE

Michael J. Dolan (Chair)

Dominic Ng

Vasant M. Prabhu

Christopher A. Sinclair

Kathy Brittain White

March 26, 2008

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

COMPENSATION COMMITTEE

G. Craig Sullivan (Chair)

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Kathy Brittain White

March 26, 2008

COMPENSATION DISCUSSION AND ANALYSIS

The compensation and benefits provided to our named executive officers (“NEOs”) for 2007 and 2006 are set forth in detail in the Summary Compensation Table and other tables, and the accompanying footnotes and narrative material. This Compensation Discussion and Analysis explains the purposes of our executive compensation and benefits program, each element of the program and our decisions for 2007. Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee of our Board of Directors.

Executive Compensation Process

The Compensation Committee reviews and approves Mattel’s overall executive compensation strategy and policies and annually sets the compensation of executive officers. See the section entitled “Board Committees—Compensation Committee” on page 16. Mattel’s Chief Executive Officer (“CEO”) and members of Mattel’s Human Resources Department routinely participated in this process during 2007, as did the Compensation Committee’s outside compensation consultant. When appropriate, however, the Compensation Committee excuses management and the outside compensation consultant from certain portions of its meetings. As discussed further below, the Compensation Committee has consistently used a number of tools to evaluate whether the executive compensation program is achieving its objectives. These include benchmarking our compensation levels against peer companies and assessing the total compensation for each member of the Management Committee (comprised of the NEOs and three other executive officers) with the use of “tally sheets,” which provide a detailed snapshot of the total compensation paid to these executives.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation policies and programs. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other Management Committee members.

The Compensation Committee reviews, discusses and approves the annual cash compensation for the Management Committee, including base salaries and annual incentive compensation.

The Compensation Committee annually considers merit increases to base salaries for Management Committee members. The CEO typically provides the Compensation Committee with his insights regarding merit increases for each executive officer other than himself, while the CEO’s base salary is determined during a session without his presence. See “Compensation Discussion and Analysis—Elements of Executive Officer Compensation and Benefits” for additional discussion.

The Compensation Committee reviews, discusses and approves the proposed awards under the annual cash incentive plan for the current year and, if appropriate, under the long-term incentive plan, usually in March of each year. Mattel’s Human Resources Department assists in this review by presenting the proposed objectives, performance levels, performance measures, strategic initiatives, award levels, participation and costs under each arrangement. In March, the Compensation Committee also reviews and certifies the prior year’s results with regard to the annual performance goals that the Compensation Committee established at the beginning of the prior year pursuant to Mattel’s annual cash incentive plan. If a three-year cycle under the long-term incentive plan was also completed in the prior year, then in the same meeting the Compensation Committee will review and certify the results for such three-year cycle. See “Compensation Discussion and Analysis—Annual Cash Incentive” for

additional discussion regarding the annual cash incentive plan and “Compensation Discussion and Analysis—Long-Term Incentives” for a discussion regarding the long-term incentive plan. Representatives from the Human Resources Department typically present detailed information about proposed payouts based on the results of the prior year’s performance or the completed three-year performance cycle, as applicable, which information is reviewed by the Compensation Committee’s outside consultant and Mattel’s Audit Committee.

In addition, usually at its May meeting, the Compensation Committee conducts a competitive review of Mattel’s executive compensation programs, based on studies performed and presented by the Compensation Committee’s outside compensation consultant. The Compensation Committee also reviews, discusses and approves the annual equity grants to be made to employees, usually in May of each year. Mattel’s Human Resources Department reviews with the Compensation Committee the program’s objectives, background, grant process, award levels and proposed total pool of shares. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size of awards to be granted to employees at different levels and the recommended grants to be made to the Management Committee are presented to the Compensation Committee. The approved equity grants are made on a date in August specified by the Compensation Committee (usually the first trading day in August), with stock options having an exercise price equal to the closing price of our common stock on such date. See the “Compensation Discussion and Analysis—Equity Compensation” section below for additional discussion of equity granting procedures.

Typically in August or September of each year, the Compensation Committee reviews Mattel’s overall executive compensation program. As part of this review process, Mattel’s Human Resources Department prepares and reviews with the Compensation Committee comprehensive tally sheets illustrating the total compensation for the most recent two years for each member of the Management Committee, as well as past equity grants and potential future wealth accumulation at different Mattel stock prices and the pension benefits payable upon retirement. Also presented to the Compensation Committee are summaries of information regarding the severance benefits payable upon a termination of employment without cause, and the benefits payable in connection with a change of control. The Compensation Committee then discusses the tally sheets with its compensation consultant. The Compensation Committee also reviews with the Board at the next Board meeting the information presented and any decisions the Compensation Committee made.

The Compensation Committee uses the tally sheets for several purposes. The tally sheets provide the Compensation Committee with the information necessary to evaluate the total compensation picture, rather than viewing isolated incremental changes, and to validate its strategy as it relates to each executive’s total compensation. Total compensation includes total annual cash compensation (base salary and annual incentive bonus), total long-term incentive compensation and benefits and perquisites. Tally sheets are also a vehicle for the Compensation Committee to inform the Board as to the full executive compensation program. The Compensation Committee’s review of the tally sheets may lead to changes in certain elements of the total compensation if the Compensation Committee determines such changes are appropriate. In 2007, based on its review of the tally sheets, the Compensation Committee determined that Mattel’s executive compensation program was appropriate and no changes were necessary.

Executive Compensation Objectives

Executive Compensation Objectives: Our executive compensation program is designed to enable Mattel to:

•	recruit and develop superior management talent;

•	provide competitive pay opportunities;

•	value pay-for-performance and subject a significant amount of pay to Mattel’s performance;

•	foster a long-term focus;

•	encourage executives to take appropriate risks that may lead to increased shareholder value; and

•	promote a team orientation.

Three basic principles guide the Compensation Committee in establishing our executive compensation program and evaluating its effectiveness:

•	Mattel must offer competitive salaries and other benefits to be able to attract, retain, and motivate highly qualified and experienced executives.

•	Executives’ cash compensation in excess of base salaries should be tied to performance: a combination of corporate, business unit and/or individual.

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The financial interests of Mattel’s executives should be aligned with the financial interests of stockholders, primarily through equity programs, short- and long-term incentive plans and company stock ownership.

Attraction and Retention of Executive Talent: Mattel is a high-profile, successful marketing and manufacturing consumer goods company. As a consequence, our executives have often been targeted by other companies and executive recruiters. Losing key executives deprives us of their services, forces us to expend time and money to replace them, and, if they join competitors, may allow competitors to take advantage of the executives’ insight into our business and strategies. The employment agreements entered into at the time of hire, and the vesting and recapture provisions of our incentive awards, are designed to meet our retention objective.

Clawbacks: The terms of our equity awards, our supplemental executive retirement plan and our long-term incentive awards allow us to take back awards and profits from awards from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. These provisions apply even to awards that would otherwise be considered fully earned and vested before the executive left Mattel. The purpose of these provisions is not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so. Instead, the purpose is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor, and to align the executives’ compensation with the value they deliver to Mattel.

We believe that these arrangements, as well as the overall design of our compensation and benefits package, help to strengthen the mutual commitment and loyalty between Mattel and its key executive team.

Overall Compensation Levels: We compete for talented executives with other large global consumer companies in various industries. We, therefore, compare our total compensation levels to executives of these other large global consumer companies, with the general intent to fall at or above the market median, while offering competitive pay opportunities as compared to our peer group.1 However, we do not target a specific percentile for our overall executive compensation packages, and our actual compensation reflects individual and company performance, reflecting our pay-for-performance philosophy.

We evaluate the overall competitiveness and appropriateness of executive compensation annually, by looking at the executive’s total compensation package in deciding base salaries, annual and long-term cash incentives, equity compensation and benefits and perquisites.

•	Our aim is to establish base salaries at levels that compare favorably to industry medians.

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Variable pay levels (including annual and long-term cash incentives and equity compensation) are intended to be at or above our peer group median when target performance is achieved, to link pay to performance. If threshold corporate goals are not achieved, variable pay is not awarded. If company performance is superior, variable pay may be increased to maximum levels to reward individuals who have contributed significantly to that performance, based on both plan formulas and the Compensation Committee’s discretion.

•	We seek to achieve internal pay equity among our executives, providing comparable rewards for comparable positions and performance.

In November, 2007, Frederic W. Cook & Co., Inc. reviewed the then-current peer group and made a number of recommended changes. These changes included removing Colgate Palmolive Company and Revlon Inc. and adding Coach, Inc., Fortune Brands, Inc., The Hershey Company, Liz Claiborne, Inc., and Wm. Wrigley Jr. to the peer group. The new group of 19 peer companies did not have any impact on compensation paid for 2007 but was used in 2007 for evaluating compensation payable in 2008.

To assist in making this evaluation, each year the Compensation Committee reviews tally sheets of the compensation and benefits of each member of our Management Committee so as to be aware of total compensation levels within Mattel. In addition, the Compensation Committee’s compensation consultant annually analyzes and reports to the Compensation Committee on the competitive position of the target and actual compensation of each of the Management Committee members. In 2007, this report included a review of each executive’s total cash compensation and overall total compensation,

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Our peer group for this purpose is made up of companies that are category leaders in the consumer products, apparel and fashion, foods, retail and recreation industries. The Compensation Committee’s compensation consultant reviews the makeup of this group annually and advises the Committee about its appropriateness. Although Mattel considers itself a consumer products company with franchise brands, it recognizes the value and importance of other category leaders in related functions to ensure that it captures a diverse representation of the various markets and areas in which we compete for executive talent. Working with its outside compensation consultant, the Compensation Committee has approved a comparator group of peer companies against which to evaluate Mattel’s executive compensation practices. The Compensation Committee reviews the peer group annually, making adjustments as it deems appropriate. In 2007, this peer group included the following 16 companies: Avery Dennison Corporation, Avon Products, Inc., Campbell Soup Company, Clorox Company, Colgate-Palmolive Company, Estee Lauder Companies, Inc., Gap, Inc., General Mills, Inc., H.J. Heinz Company, Hasbro, Inc., Kellogg Company, Limited Brands, Inc., Newell Rubbermaid, Inc., NIKE, Inc., Revlon, Inc., and V.F. Corporation.

showing both the current competitive positioning and the executive’s five-year historical compensation. For our CEO, our Chief Financial Officer (“CFO”) and our President, Mattel Brands, each compensation element was analyzed and compared to the compensation of their counterparts at the companies that make up our current peer group, which we use to analyze the competitiveness of our compensation program.

Stock Ownership Guidelines: The Compensation Committee believes that when our executives hold significant equity interests in Mattel, their interests are more closely aligned with those of stockholders. Moreover, a meaningful direct ownership stake by our leaders demonstrates to our investors a strong commitment to the company’s success. We, therefore, have had stock ownership guidelines for our NEOs and other members of the Management Committee for more than a decade.

The current guidelines are outlined below. Management Committee members have until the later of December 31, 2011 or five years from the date they become Management Committee members to meet the guidelines. The Compensation Committee monitors progress towards meeting the guidelines, and may take each executive’s progress into account in determining future equity grants.

•	The targeted share ownership requirements for our NEOs, determined by position, multiples of base salary levels, and an average stock price over the last three years of $17.76, are:

•	CEO: 350,000 shares;

•	President, Mattel Brands: 170,000 shares; and

•	CFO; President, International; Executive Vice President, Worldwide Operations: 80,000 shares.

•	Shares counted toward the targeted requirements include:

•	shares that are directly owned by the executive;

•	shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;

•	restricted stock units granted to the executive that have vested and will be settled in shares of stock;

•	amounts invested in the Mattel Stock Fund under the Mattel, Inc. Personal Investment Plan (“PIP”), Mattel’s tax-qualified 401(k) savings plan; and

•	amounts credited to the executive’s Stock Equivalent Account under the Deferred Compensation and PIP Excess Plan (“DCPEP”), Mattel’s nonqualified savings plan.

Tax and Accounting Considerations: When it reviews compensation matters, the Compensation Committee considers the anticipated tax treatment of various payments and benefits to Mattel and, when relevant, to its executives.

Although Mattel has plans that permit the award of deductible compensation under Internal Revenue Code Section 162(m), the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. Further, the Compensation Committee chose to grant restricted stock units, rather than restricted stock, in part because of the unfavorable foreign tax consequences of restricted stock to employees in some non-U.S. jurisdictions where some of our grantees reside and work.

The accounting standard (Financial Accounting Standard No. 123(R), “Share-Based Payment”) under which at-the-money stock options as well as all other forms of equity compensation result in a charge to earnings, is taken into account by the Compensation Committee in determining to take a “portfolio” approach to equity grants, awarding both stock options and restricted stock units.

Elements of Executive Officer Compensation and Benefits

The components of our executive compensation programs are:

•	Base salary;

•	Annual cash incentives;

•	Long-term incentives;

•	Equity compensation;

•	Severance and change of control provisions; and

•	Benefits and perquisites.

While the Compensation Committee reviews each of these compensation elements and the total compensation, in 2007, the Compensation Committee’s decisions regarding a particular element did not impact the other elements, other than to the extent that they affect total compensation.

Base Salary: Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and provide a basis upon which executives may be rewarded for individual performance. Each of our NEOs has an employment agreement or letter (discussed in detail in the narrative discussion accompanying the compensation tables and in the section entitled “Potential Payments upon Termination or Change of Control”), which sets a minimum base salary established by negotiation at the time the executive was first hired or first assumed his or her present position.

Increases to base salaries are driven primarily by individual performance and market competitive factors, as well as the corporate merit budget. The annual evaluation of individual performance is based on:

•	sustained levels of individual contribution to the company;

•	efforts in promoting company values;

•	demonstration of overall management and leadership skills;

•	achievement of financial results; and

•	accomplishment of key objectives.

After taking into consideration the factors above, the CEO evaluates whether any adjustments to our NEOs’ base salaries are warranted. The CEO then makes recommendations to the Compensation Committee. The Compensation Committee determines and approves the base salary amounts after consultation with its compensation consultant. In 2007, Mr. Stockton, our President, International, was the only one of our NEOs whose base salary was adjusted, in large part due to our growth in the international market. His annual base salary was initially increased from $675,000 to $700,000, and then as a result of his promotion from Executive Vice President, International to President, International in November 2007, his salary was further increased to $750,000. For 2008, none of our NEOs’ base salaries were adjusted.

Our CEO’s base salary, and any adjustments to such salary, is generally determined by the Compensation Committee after consultation with its compensation consultant. However, in accordance with its charter, the Compensation Committee may make this determination in conjunction with other independent directors of the Board and/or refer its determination to the full Board for ratification. Although the Compensation Committee has periodically recommended increases to our CEO’s base salary, Mr. Eckert has declined such increases, and his base salary remains at the level established when he was hired in 2000.

Annual Cash Incentive: We provide our executive officers and certain other employees with the opportunity to earn annual cash incentive compensation for achievement of our short-term business and individual or shared corporate strategic objectives. This program is a key tool for implementing our “pay-for-performance” philosophy, which emphasizes variable at-risk compensation that is contingent on meeting specific corporate and individual goals.

This element of our incentive compensation program:

•	puts a significant portion of executives’ annual cash compensation at risk based on Mattel’s financial performance and, where applicable, that of the executives’ business groups;

•	encourages participants in all areas of the company to work together to achieve common goals;

•	provides a competitive level of targeted annual pay to attract and retain key talent; and

•	allows participants to see a connection between their own contribution and the bonus payouts.

In 2007, the vehicle for annual cash incentive compensation was the 2002 Mattel Incentive Plan, referred to as the MIP. This plan and the 2007 and 2006 bonuses under it are described in detail in the Summary Compensation table and Grants of Plan-Based Awards table and the accompanying footnotes and narrative disclosures. At the 2007 Annual Meeting of Stockholders, our stockholders approved a new Mattel Incentive Plan for bonuses payable in 2008 and later.

The performance measures and goals for NEOs in 2007 under the MIP were based on objective formulae or standards set by the Compensation Committee, in order to satisfy the Internal Revenue Code Section 162(m) “performance-based” compensation requirements. The Compensation Committee reserves the right to reduce the bonus for any executive based upon any criteria that it considers to be relevant. Generally, participants must remain employed with Mattel until the date that MIP bonuses are paid in order to receive their bonuses (if any). However, different rules apply in the case of certain terminations of employment under the employment agreements of four of our NEOs, and upon a change of control of Mattel. See below in the section entitled “Potential Payments Upon Termination or Change of Control” for more information.

Each year, management recommends specific corporate financial goals that are subject to the Compensation Committee’s review, comment and approval. No bonuses are paid to any member of our Management Committee unless the minimum corporate financial goal approved by the Compensation Committee is achieved. If performance is below the threshold level, there is no payout. If performance reaches the threshold level, bonuses are paid at 50% of the target levels. If performance achieves the target, bonuses are paid at 100% of the target level. Bonuses are paid at 150% of the target level (200% for our CEO) if performance reaches or exceeds the maximum level, which is significantly in excess of the target. For performance between threshold and target or target and maximum, the amounts of bonuses are adjusted accordingly.

The MIP goals for our NEOs are based on the following performance measures:

•	Mattel’s Net Operating Profit After Taxes less a capital charge (referred to as the corporate financial goal or “NOPAT less a capital charge”);

•	Financial performance of executives’ business units, where appropriate; and

•	Achievement of objectively measurable corporate strategic initiatives.

The MIP bonus opportunities in 2007 for Mr. Eckert, Mr. Debrowski and Mr. Farr were based 75% on the corporate goal and 25% on the achievement of objectively measurable corporate strategic initiatives. Mr. Friedman’s 2007 MIP bonus opportunity was based on four equally weighted goals: the corporate goal; the financial performance of Mattel Girls and Boys Brands; the financial performance of Fisher-Price Brands; and achievement of objectively measurable corporate strategic initiatives. Mr. Stockton’s 2007 MIP bonus opportunity was based 25% on the corporate goal; 30% on the financial performance of the International division; 10% on the financial performance of Mattel Girls and Boys Brands; 10% on the financial performance of the Fisher-Price Brands; and 25% on the achievement of objectively measurable corporate strategic initiatives. The corporate goal was based on NOPAT less a capital charge. Financial performance measures for an executive’s specific business unit are used when appropriate to encourage a focus on business results that the executive can directly affect. The goals relating to financial performance of the Mattel Girls and Boys Brands business unit and Fisher-Price Brands business unit were each based on the respective business unit’s U.S. profit less an inventory charge, plus its international operating profit at planned overhead less an inventory charge. The goal relating to the International division was based on the International division’s operating profit less a working capital charge.

The specific numbers used with regard to these goals (other than NOPAT less a capital charge) involve confidential trade secrets or confidential commercial or financial information, the disclosure of which would result in competitive harm to Mattel. For the objectively measurable corporate strategic initiatives, the Compensation Committee established precise measures and determined the relative weight to be given to each measure, as well as rules as to how many of the measures needed to be achieved in order to reach threshold, target, and maximum levels.

The performance measures based on objectively measurable corporate strategic initiatives used under the MIP for 2007 represent Mattel’s strategic direction and key business objectives for the year. They are the same for all Management Committee members, thus serving our team approach to performance. The Compensation Committee establishes precise measures that must be achieved in order to reach the threshold, target, and maximum levels. For 2007, the maximum amounts that NEOs were eligible to receive under the MIP ranged from 90% to 150% of base salary, except for the CEO who could earn up to 200%.

At the time that they are set, the goals that the Compensation Committee establishes are substantially uncertain to be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance may be achieved, while the target and maximum goals represent increasingly challenging and aggressive levels of performance. The following table describes the history of payouts under the MIP for the last three years.

Year	Performance Level Achieved
2005	Threshold
2006	Maximum
2007	Slightly Above Target

For 2007, the overall actual MIP payout percentage was 103.4% of the target payout, based on actual corporate level NOPAT less a capital charge of $221.7 million. For the NEOs, actual payouts for 2007 were: Mr. Eckert, $1,407,500 (which reflects 112.6% of his target payout); Mr. Farr, $424,560 (which reflects 97.6% of his target payout); Mr. Friedman, $549,600 (which reflects 68.7% of his target payout); Mr. Stockton, $279,900 (which reflects 62.2% of his target payout); and Mr. Debrowski, $300,000 (which reflects 80.9% of his target payout). Actual payouts for Messrs. Eckert and Debrowski were less than what these executives earned based on actual performance. Amounts by which their payouts were reduced were redistributed to the general MIP payout pool, excluding NEOs.

At its March 2008 meeting, the Compensation Committee established the performance measures, goals and potential award levels for participants in the new MIP for calendar-year 2008. The performance measures for our NEOs are the same as the performance measures for calendar-year 2007, and the award level amounts for 2008 at the threshold, target and maximum levels, as percentages of each NEO’s base salary, are the same as for 2007.

Long-Term Incentives: We provide our NEOs and certain other senior executives with the opportunity to earn long-term incentive compensation, as an incentive to achieve our long-range financial objectives and a reward for success in doing so. We believe that it is crucial to Mattel’s success that executives maintain a long-term focus. This component of our overall compensation program complements the MIP’s annual incentive by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term achievement.

Through 2007, the vehicle for long-term incentive compensation was the Mattel, Inc. 2003 Long-Term Incentive Plan, referred to as the LTIP. The performance goals for NEOs under the LTIP are based on objective formulae or standards set by the Compensation Committee, in order to satisfy the Internal Revenue Code Section 162(m) “performance-based” compensation requirements. For the 2005-2007 performance cycle, awards were paid in cash in the quarter following the end of the performance period. As discussed above, payments are subject to cancellation, reduction and recapture under certain circumstances.

We currently use successive three-year performance cycles with no overlap, which we find to be consistent with our business planning. Payouts, if any, are made at the end of the three-year performance cycle. As a result, year-to-year comparisons of total incentive plan compensation may be distorted by the fact that the LTIP payments are made only once every three years. The performance cycle for 2005-2007 ended on December 31, 2007, and the Compensation Committee established a new performance cycle for the period beginning on January 1, 2008 and ending on December 31, 2010.

For LTIP performance cycles since 2000, the performance targets have been based on the corporate financial measure of NOPAT less a capital charge. This financial measure is the same as the corporate measure used under the MIP.

For the 2008-2010 performance cycle under our new long-term incentive program, based on the recommendation of the outside compensation consultant, the Compensation Committee modified the long-term incentive performance targets that it had used since 2000, as well as the form of the long-term incentive awards. Consistent with recent performance cycles, the performance goals for the performance cycle beginning in 2008 are based primarily on the corporate measure of NOPAT less a capital charge; however, to provide a link between incentive pay and market performance, the award is adjusted based on our total shareholder return during the performance cycle relative to the performance of the S&P 500. Achievement of total shareholder return above or below the return of the S&P 500 will result in increases or decreases of earned awards, respectively. In addition, to further align executive’s and stockholders’ interests and to put long-term incentive program awards at risk for stock price performance, such awards were granted in the form of restricted stock units and will be paid in shares of Mattel common stock. Also, in order to improve the goal-setting and performance measurement process for the 2008-2010 performance cycle, the company measure of NOPAT less a capital charge will be measured against annual goals for each year in the performance cycle and averaged for the three-year cycle, instead of measuring cumulative three-year performance against a single three-year goal.

NOPAT less a capital charge takes into account both income statement and balance sheet performance. The capital charge represents the amount required to:

•	pay interest after taxes on all long-term and short-term debt; and

•	provide stockholders with an acceptable risk-adjusted return on their investment.

Both equity and debt are included in the performance measures for the LTIP so as to encourage efficiencies and better decision-making, without favoring any one capital deployment alternative over the others; cash accumulation, debt retirement, increased dividends or share repurchase all have an equal effect on capital for these purposes. LTIP participants are rewarded if we are able to realize NOPAT in excess of the capital charge, indicating that we are generating after-tax profits that exceed the risk-adjusted rate of return expected by debt and equity holders.

In establishing the goals against which Mattel’s actual NOPAT less a capital charge will be measured, the Compensation Committee reviews in detail the valuation principles and methods proposed by management, and its compensation consultant advises about the performance measures. The performance goals are subject to adjustment in the event of certain corporate events or transactions. When awarding long-term incentive opportunities and establishing payout levels, the Compensation Committee considers the executive’s level of responsibility, ability to influence performance, prior experience and historical award data, as well as market practices, including competitive data regarding total executive compensation. The Compensation Committee also considers the compensation consultant’s advice, and exercises its judgment in determining final award levels.

Participants have the opportunity to earn payouts based on achievement of threshold, target and maximum goals. The performance goals are adopted at a point in time when it is substantially uncertain that any of the goals will ultimately be achieved. As an example, the performance goals for the 2003-2006 LTIP performance cycle were not achieved at the threshold level, and as a result, no

LTIP payment was made with regard to such period. For the 2005-2007 LTIP performance cycle, the LTIP payout percentage was 94.82% of the target payout, based on cumulative NOPAT less a capital charge for the 2005-2007 performance cycle of $751.4 million.

For the NEOs, actual payouts for the 2005-2007 performance cycle, were: Mr. Eckert, $5,689,200; Mr. Farr, $1,422,300; Mr. Friedman, $2,370,500; Mr. Stockton, $1,422,300; and Mr. Debrowski, $1,422,300.

Equity Compensation: Mattel’s equity compensation plans allow the Compensation Committee to make grants and awards of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights and other stock-based awards. Since August 2006, the Compensation Committee has chosen to use a portfolio approach, granting both stock options and restricted stock units that vest over three years to executives. A specific number of shares for the total equity grant for each position is established based on the total compensation review, described above (see “Overall Compensation Levels”). For our NEOs through 2007, half of this total is granted as stock options and half as restricted stock units, based on a three-to-one ratio—in other words, with one restricted stock unit being considered the equivalent of an option on three shares.

The Compensation Committee has taken this portfolio approach to equity awards because each type of award serves a somewhat different purpose. With stock options, executives can realize value from increases in our stock price, thus aligning their interests with stockholder interests. Furthermore, if the stock price does increase, vesting over a three-year period helps to retain executives. However, if our stock price does not rise, then the options provide no value to executives. By contrast, while restricted stock units’ value does depend on our stock price, time-vested restricted stock units have some value regardless of whether our stock price increases or decreases. As a result, they help retain executives over the three-year vesting schedule, regardless of whether our stock price increases or decreases. Restricted stock units also have the benefit of causing less shareholder dilution than stock options that have roughly equivalent compensation expense. Moreover, the holders of time-vested restricted stock units receive annual cash dividend equivalent payments, which treats them like shareholders and helps to retain them. Thus, while both types of awards link our executives’ pay to shareholder value, options are a particularly effective way to put significant value at risk in relation to increases in stockholder value, while restricted stock units are particularly effective as a retention and ownership tool.

In making equity grants, the Compensation Committee considers the possible effect of Internal Revenue Code Section 162(m), noting that stock options are expected to be exempt from its deduction limits but that restricted stock units and dividend equivalent payments are not exempt if no performance conditions are attached to them. Because restricted stock units are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has historically chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended compensatory purpose. In 2008, as part of the long-term incentive program described above in “Compensation Disclosure and Analysis—Long-Term Incentives”, the Compensation Committee granted performance-based restricted stock units, which are intended to satisfy the Internal Revenue Code Section 162(m) “performance-based” compensation requirements.

In 2007, to ensure consistent and stable annual grant valuations and due to the then-current relatively high stock price, the Compensation Committee made lower equity grants to our NEO than in 2006. The specific grants made to our NEOs in 2007 and their vesting schedules are set forth in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure accompanying that table.

Equity Compensation Grant Procedures: Like other public companies, we seek to ensure that our equity compensation grant procedures comply with evolving best practices, taking into account accounting, tax and regulatory requirements and standards. To this end, in 2006, management undertook a thorough review of our practices for regular annual grants as well as “off-cycle” grants, meaning grants other than regular annual grants, such as grants to employees who are newly hired or newly promoted. Based on this review, we adopted revised standards for documentation and record-keeping. Furthermore, management recommended certain enhancements to the process for annual and off-cycle equity grants, and the Compensation Committee and the Board of Directors took action.

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As provided in its Charter, the Compensation Committee continues to approve all forms of compensation to be provided to the members of the Management Committee and all executives who are designated as being in the “Executive Leadership Band” (all the executive officers and other senior officers below the Management Committee level) in Mattel’s compensation structure. The Compensation Committee does not delegate authority to anyone else with regard to determining any equity compensation grants for employees in the Executive Leadership Band and above. The Compensation Committee approves equity compensation grants to such employees on or before the grant date.

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Subject to certain limitations, with regard to grants to employees below the Executive Leadership Band, the Board of Directors has established an Equity Grant Allocation Committee (“EGAC”) of the Board of Directors, appointed Mr. Eckert as the sole member of the EGAC and delegated authority to the EGAC under the 2005 Equity Compensation Plan to take the following actions with regard to annual and off-cycle equity compensation grants:

•	Approve recipients and quantities for grants of nonqualified stock options; and

•	Approve recipients and quantities for grants of restricted stock units.

Recommendations for approval by the EGAC of annual and off-cycle equity compensation grants are made in writing to the Senior Vice President, Human Resources and to the EGAC, and the EGAC must give its consent in writing on or before the grant date for any annual or off-cycle grant.

Any annual or off-cycle equity compensation grant that does not fit within the authority delegated by the Compensation Committee to the EGAC must be submitted to the Compensation Committee, and approved by the Compensation Committee, on or before the grant date for such grant.

Severance and Change of Control Provisions: The severance and change of control provisions of our NEOs’ employment letters or agreements are described in detail in the section entitled “Potential Payments upon Termination or Change of Control.”

Each agreement or letter establishes the minimum terms and conditions of the executive’s duties, compensation and benefits, and provides that severance benefits appropriate to the executive’s positions will be paid if his employment is terminated by Mattel without cause, or (in the case of the employment agreements) by the executive in response to a breach of the agreement by Mattel (referred to as “Good Reason”). To be entitled to severance benefits, the executive must execute a general release of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees. The employment agreements’ evergreen terms—rolling three- or two-year terms—establish the understanding between Mattel and the executives that their employment will continue for the long term. Similarly, the employment letter with our President, International is in effect for an indefinite term.

Under his employment agreement, Mr. Friedman would have “Good Reason” to terminate his employment with Mattel if Mattel transferred him outside the greater New York City area without his express written consent. In March 2007, Mr. Friedman gave his express written consent for transfer of his principal place of employment to the greater Los Angeles, California area, in exchange for (a) a payment in cash sufficient to provide him with $500,000 after taxes, to be paid to Mr. Friedman not later than 30 days after the close of escrow on his purchase of a residence in the Los Angeles area, and (b) monthly payments sufficient to provide him with $5,000 per month after taxes, to be paid monthly for 36 months beginning when escrow closes on his purchase of a residence in the Los Angeles area. In considering this issue, the Compensation Committee received advice from its compensation consultant and took into account anticipated expenses associated with Mr. Friedman’s relocation and purchase of a residence in the Los Angeles area, which has a higher real estate market.

As discussed in the section entitled “The Board of Directors and Corporate Governance—Golden Parachute Policy,” Mattel has adopted a Golden Parachute Policy in response to a stockholder proposal in 2005. This policy generally limits severance benefits to senior executives to 299% of base salary and annual bonus, unless the arrangement is submitted to a stockholder vote. This policy does not apply to the employment agreements with our NEOs, because they were entered into before the policy was adopted.

The employment agreements contain only two change-of-control features: a provision that allows the executive to terminate employment during the 30-day period beginning six months after a change of control and receive the same severance benefits as if he or she had been terminated without cause; and a provision to make the executives whole for any federal excise tax imposed on change-of-control payments, including severance payable after a change of control. The first feature is designed to provide an incentive for our executives to remain available to render services during the crucial six-month transition period following a change of control.

The second feature is designed to ensure that our executives receive the benefits that we have determined to be appropriate, notwithstanding the possible imposition of the golden parachute excise tax, which can have a disparate impact on similarly situated executives. However, recognizing that holding executives harmless against this golden parachute excise tax can be expensive for Mattel, we have designed our provision to apply only if the value of the change-of-control payments is at least 110% of the amount below which the tax does not apply.

The other change-of-control benefits that are available to our NEOs are provided by the terms of our various plans, and are available to all plan participants, regardless of whether they have employment agreements. The MIP provides that upon a change of control, the current-year MIP bonuses are paid out immediately at the target level. Similarly, through 2007, the LTIP provided that payments are made upon a change of control at the target level for all pending cycles. If there is more than one cycle pending, the earliest cycle’s awards are paid in full, and the remainder is pro-rated to reflect the portion of the applicable cycle that has elapsed through the date of the change of control. Both plans allow Mattel to ensure that there is no duplication of these payments by severance payments under the employment agreements.

Through 2007, our equity grants also contain change-of-control provisions, under which all outstanding unvested options and other awards, including restricted stock and restricted stock units, will vest upon a change of control. In addition, option holders are guaranteed a minimum period of two years to exercise their options if their employment is terminated without cause during the first 18 months after the change of control. As noted above, a principal purpose of providing executives with equity-based compensation is to align their interests with those of stockholders. Vesting of equity awards upon a change of control, and ensuring that option holders who lose their employment after the change have an adequate opportunity to realize value by exercising them, helps ensure that our executives and employees can realize the same benefits from a change of control as stockholders.

The definition of change of control that we use for these purposes is a standard definition. A change of control is defined to include, generally:

•	The acquisition of 20% or more of our stock (by vote or value) by any individual, entity or group;

•	A change in a majority of our Board, other than by new Board members whose election is approved by the incumbent Board and does not result from a proxy contest;

•

The consummation of a merger or other transaction, if: our stockholders do not retain more than 50% of the continuing enterprise; any individual, entity or group ends up owning 20% or more of the stock (by vote or value) of the continuing enterprise; or our directors are not a majority of the members of the board of directors of the continuing enterprise; or

•	Approval of a complete liquidation or dissolution of Mattel by our stockholders.

The occurrence of any of these events would introduce substantial uncertainty for our employees regarding their job security and the potential value of their incentive compensation, and we believe these are appropriate events to trigger the special change-of-control protections discussed above.

Benefits and Perquisites: Our NEOs participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide certain executive benefits to promote tax efficiency, to replace benefit opportunities that are not available to executives because of regulatory limits and to align our compensation with market practices.

Our NEOs are covered by the Mattel, Inc. 2005 Supplemental Executive Retirement Plan, known as the SERP. It was adopted in 2005 on the recommendation of the Compensation Committee’s compensation consultant, who found that the retirement benefits then provided for senior executives under the predecessor Supplemental Executive Retirement Plan were well below the current and most prevalent market practice. See the Pension Benefits table and the accompanying footnotes and narrative disclosure for details on the SERP and its predecessor plan.

Our executive officers and certain other executives also participate in the Deferred Compensation and PIP Excess Plan (“DCPEP”). The DCPEP is a nonqualified deferred compensation plan that provides for deferral of compensation in excess of the amounts that are legally permitted to be deferred under the Mattel, Inc. Personal Investment Plan (“PIP”). Together, the tax-qualified savings plan and the DCPEP assist participants to set aside amounts as tax-deferred savings for their retirements. The amounts deferred under each participant’s DCPEP account are deemed invested in investments chosen by the participant from a range of choices, including (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding, (ii) deemed investment in Mattel common stock, and (iii) deemed investment in any of ten externally managed institutional funds. The participants’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding. The crediting rate is set in September of each year for the following year. Further, as to the other investment options, the rates of return track actual rates of return from Mattel common stock or externally managed institutional funds (such as equity and bond mutual funds), as applicable. See the Nonqualified Deferred Compensation table and the accompanying footnotes and narrative disclosure for details on the DCPEP.

We also provide the members of our Management Committee and other executives with limited perquisites that we consider appropriate in light of market practices. The perquisites we offer are representative of benefits offered by the companies with whom we compete for executive talent, and therefore offering these benefits serves the objective of attracting and retaining top executive talent. Some of the perquisites and benefits, like the personal use of corporate aircraft for our CEO and home security services, are provided for Mattel’s benefit notwithstanding the related personal benefit to the executive. The perquisites provided to our NEOs in 2007 and 2006 are set forth in the Summary Compensation Table and the footnotes and narrative disclosure accompanying that table.

As described in the narrative disclosure accompanying the Summary Compensation Table, under his employment agreement, our CEO is permitted to make personal use of company aircraft for up to 60 hours per year while he serves as CEO, and we make him whole on the income taxes on the imputed income he receives as a result of this benefit. This provision was added to Mr. Eckert’s employment agreement by an amendment approved by the Compensation Committee in early 2005. In deciding to enter into this amendment, the Compensation Committee considered that Mr. Eckert’s salary and annual incentive compensation opportunities had remained unchanged since he was hired in 2000. At the time in 2005, the Compensation Committee reviewed a detailed financial analysis of the out-of-pocket costs and tax consequences to Mattel of providing this benefit, and was advised by its compensation consultant regarding the cost and prevalence of this type of perquisite for chief executive officers. The Compensation Committee then concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule, and thereby would benefit Mattel and its stockholders.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our NEOs for service in 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)		(i)	(j)
Robert A. Eckert .	2007	1,250,000	925,500	1,105,702	Annual	1,407,500	541,823		430,802	11,350,527
Chairman of the Board and Chief Executive Officer					Long-Term	5,689,200
					Total	7,096,700
	2006	1,250,000	249,167	1,614,214	Annual	2,500,000	0		381,178	5,994,559

Kevin M. Farr	2007	725,000	188,375	125,013	Annual	424,560	71,813		111,858	3,068,919
Chief Financial Officer					Long-Term	1,422,300
					Total	1,846,860
	2006	721,154	49,833	39,149	Annual	652,500	125,095		100,167	1,687,898

Neil B. Friedman	2007	1,000,000	589,000	559,938	Annual	549,600	1,442,952	(5)	1,209,756	7,721,746
President, Mattel Brands					Long-Term	2,370,500
					Total	2,920,100
	2006	1,000,000	250,833	563,750	Annual	1,200,000	724,449		187,414	3,926,446

Bryan G. Stockton	2007	701,923	157,335	177,038	Annual	279,900	250,919		140,922	3,130,337
President, International					Long-Term	1,422,300
					Total	1,702,200
	2006	675,000	63,968	62,639	Annual	607,500	229,032		97,844	1,735,983

Thomas A. Debrowski	2007	710,000	157,335	186,646	Annual	300,000	526,509		112,855	3,415,645
Executive Vice President, Worldwide Operations					Long-Term	1,422,300
					Total	1,722,300
	2006	706,154	42,358	187,917	Annual	639,000	358,049		123,035	2,056,513

Footnotes to Summary Compensation Table:

(1)	Column (e), Stock Awards, shows our 2007 and 2006 financial reporting expenses for stock awards (consisting of restricted stock and restricted stock units) to our NEOs, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 7 for 2006. This expense includes amounts attributable to all awards that were unvested for all or any portion of 2007 and 2006, regardless of when granted. Accordingly, the 2007 row in Column (e) includes the expense for awards made in 2007 and 2006 as well as the expense for awards granted to Mr. Friedman in 2005, and the 2006 row in Column (e) includes the expense for awards made in 2006 as well as the expense for awards granted to Mr. Friedman and Mr. Stockton in 2005.

(2)

Column (f), Option Awards, shows our 2007 and 2006 financial reporting expenses for stock options awarded to our NEOs, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 7 for 2006. This expense includes amounts attributable to all options that were unvested for all or any portion of 2007 and 2006, regardless of when granted. Accordingly, the 2007 row includes expenses for options granted in 2007 and 2006 as well as options granted to Mr. Eckert in 2004 and 2005, and the 2006 row in Column (f) includes expense for options granted in 2006 as well as options granted to Mr. Eckert in 2005, 2004 and 2003. All options granted to our other NEOs in those years that were still unvested in December 2005 were vested on an accelerated basis. See the narrative disclosure to the Outstanding Equity Awards table below for more information about this accelerated vesting. The values for options are estimates using the same method as for our financial reporting, using a variation of the Black-Scholes pricing model. Under this model, the following weighted-average assumptions apply to the 2006 options: 4.9% risk-free rate; 5.10 year expected life; 2.8% dividend yield; 28.0% volatility factor. The following weighted-average assumptions apply to the 2007 options: 4.6% risk-free rate; 4.7 year expected life; 2.8% dividend; 22.6% volatility factor.

(3)	Column (g), Non-Equity Incentive Plan Compensation, shows the annual and long-term incentive cash compensation paid to our NEOs for 2007 and 2006. The annual component is earned and paid under the MIP. The long-term component in 2007 reflects the three-year performance period under the LTIP beginning on January 1, 2005 and ending on December 31, 2007.

(4)	Column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, shows the increase in the pension benefits that the NEOs have earned during 2007 and 2006, including those accrued under the SERP. This is determined by subtracting (1) the present value of each executive’s accrued benefits as of December 31, 2006 for 2007 and as of December 31, 2005 for 2006, from (2) the present value of their accrued benefits as of December 31, 2007 for 2007 and as of December 31, 2006 for 2006. The amounts described in clause (2) are shown in the Pension Benefits table below, and are computed in the manner explained in the narrative disclosure to the Pension Benefits table. The amounts described in clause (1) are also computed in this manner, but are based upon the executives’ service, compensation and age as of December 31, 2006 for 2007 and as of December 31, 2005 for 2006. No amount is included in Column (h) with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

(5)	For Mr. Friedman, the 2007 change in pension value is attributable to the following occurring in 2007: (a) he satisfied his eligibility requirement under “Part B Benefits” of the SERP, as described in more detail in the narrative disclosure accompanying the Pension Benefits table below, (b) he reached age 60 so there was no reduction in benefit, and (c) his final average compensation increased. Mr. Friedman’s SERP benefits are described in more detail in the Pension Benefits table below and the footnotes and narrative disclosure accompanying that table.

(6)	Column (i), All Other Compensation, includes the following perquisites and other items of compensation provided to our NEOs in 2007:

	Robert A. Eckert, Chairman of the Board and Chief Executive Officer ($)	Kevin M. Farr, Chief Financial Officer ($)	Neil B. Friedman, President, Mattel Brands ($)	Bryan G. Stockton, President, International ($)	Thomas A. Debrowski, Executive Vice President, Worldwide Operations ($)
Variable costs to Mattel of personal use of company aircraft (other than tax gross-up)	213,350	0	0	0	0
Relocation—taxable	0	0	577,534	0	0
Company car purchase	0	0	0	26,892	0
Other perquisites(*)	34,669	30,663	67,047	29,456	24,310
TOTAL PERQUISITES	248,019	30,663	644,581	56,348	24,310
Contributions by Mattel to PIP	19,038	22,500	27,000	24,179	27,000
Contributions by Mattel to the DCPEP	116,346	47,404	92,308	50,346	55,708
Tax gross-up for personal use of company aircraft	33,715	0	0	0	0
Relocation related tax gross up	0	0	403,075	0	0
Other tax gross-ups (**)	7,427	7,427	27,348	7,427	935
Life insurance premiums	6,257	3,864	15,444	2,622	4,902
TOTAL “ALL OTHER COMPENSATION”	430,802	111,858	1,209,756	140,922	112,855

(*)	The “Other Perquisites” row includes the following perquisites that are provided to all of our NEOs: automobile allowance or personal use of company provided automobile; financial counseling and tax return preparation; physical examination; spouse’s physical examination; company-provided home security system; premiums on excess liability insurance provided by Mattel; and personal use of country club membership. The “Other Perquisites” row also includes the following individual perquisites for Mr. Friedman: $18,833 expenses of personal travel for his spouse from New York to Los Angeles for house-hunting in connection with his anticipated relocation and other reasons.

(**)	The “Other Tax Gross-Ups” row includes tax gross-ups related to financial counseling ($7,427 for Messrs Eckert, Farr and Stockton and $7,182 for Mr. Friedman); tax gross-ups related to Medicare taxes on the value of vested benefits under the SERP for Mr. Debrowski ($935) and Mr. Friedman ($10,081); and a tax gross-up for Mr. Friedman ($10,085) for spousal travel related to his house-hunting in Los Angeles.

The dollar amounts for each perquisite and each other item of compensation shown in Column (i), All Other Compensation, and in this footnote (6), represent Mattel’s incremental cost of providing the perquisite to the NEO in question, in each case without taking into account the value of any income tax deduction for which Mattel is eligible.

For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, fuel surcharges, any applicable ground costs, any applicable catering costs, domestic passenger fees, and federal excise tax charges relating to his personal use of company aircraft. The related tax gross-up represents the amount paid by the company to make Mr. Eckert whole for the taxes he pays on imputed income for his personal use of company aircraft. Incremental costs to Mattel for other items were determined as the actual amounts credited to, paid to or on behalf of the executive (automobile allowance, financial counseling and tax return preparation, physical examination, tax gross-ups, Mattel’s contributions to the PIP and DCPEP, and life and liability insurance coverage) or the portion of costs allocated to the executive’s personal use of a perquisite (personal use of a company automobile, and personal use of a country club membership).

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Some of the compensation reflected in this table is provided pursuant to employment agreements that we have entered into with Messrs. Eckert, Farr, Friedman and Debrowski and an employment letter that we have entered into with Mr. Stockton, in each case at the time the executive was hired or promoted, and which have since been supplemented and amended. These contractual arrangements establish the minimum terms and conditions of the executives’ employment, which are summarized below. In addition, the following special provisions are contained in these individual agreements and letter agreements, as supplemented and amended:

•

Treatment of equity awards in connection with termination of employment: see the Grants of Plan-Based Awards table, the Outstanding Equity Awards table, and the footnotes and narrative disclosure accompanying those tables.

•	Supplemental pension benefits: see the Pension Benefits table and the footnotes and narrative disclosure accompanying that table.

•

Severance pay and other benefits provided in connection with termination of employment and/or change of control: see the section below entitled “Potential Payments upon Termination or Change of Control.”

Mr. Eckert’s employment agreement provides for the following terms and conditions of employment:

•	Positions: Chairman of the Board of Directors and CEO of Mattel; will be nominated for election as a director of Mattel.

•

Term: three years, automatically extended each day by one additional day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended.

•	Minimum base salary: $1,250,000 per year. Mr. Eckert’s base salary has not been increased since he joined Mattel in 2000.

•

Other incentives: participation in long-term incentive programs consistent with competitive pay practices generally and with the level of participation by other senior executives of Mattel; participation in any other incentive plans or programs in effect from time to time for other executives of Mattel.

•	Benefits: Mattel maintains life insurance that will pay Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary; plus participation, on terms not less favorable than the terms offered to other senior executives of Mattel, in any group or executive life, disability insurance plan, medical and dental program, pension, profit sharing, 401(k) and similar benefit plans.

•

Perquisites: right to use Mattel aircraft for personal use up to 60 hours per year while he serves as CEO, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes. Also, entitlement to other fringe benefits offered by Mattel, including a leased automobile, car and driver, personal and home security, first-class travel expenses, company-issued gasoline credit card, financial counseling and tax preparation services and club memberships and dues.

The employment agreements for Mr. Farr, Mr. Friedman and Mr. Debrowski, which were first entered into in 2000, contain the following terms of employment:

•	Positions: Mr. Farr serves as our CFO; Mr. Friedman, as President, Mattel Brands; and Mr. Debrowski, as Executive Vice President, Worldwide Operations.

•

Term: three years for Mr. Farr and Mr. Friedman, and two years for Mr. Debrowski, in each case with automatic monthly extensions unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated.

•

Base salary: at least equal to the base salary in effect on the date of the agreement, reviewed at least once every eighteen months; currently $725,000 for Mr. Farr, $1,000,000 for Mr. Friedman, and $710,000 for Mr. Debrowski.

•

Incentives and benefits: participation in various incentive and employee benefit plans as may be in effect from time to time for our executives, and in the other benefit plans and programs available to our executive officers and employees generally.

We entered into an employment letter with Mr. Stockton in connection with hiring him to serve as Mattel’s Executive Vice President, Worldwide Business Planning and Development. From February 2003 to November 2007, Mr. Stockton has served as our Executive Vice President, International and since November 2007, he has served as our President, International. The employment letter with Mr. Stockton contains the following terms of employment:

•	Base salary: minimum $500,000 per year (since increased to $750,000).

•	Benefits: participation in Mattel’s deferred compensation plan (currently, the DCPEP) and other benefit plans.

•	Perquisites: choice of company car or monthly automobile allowance of $1,150, with gasoline credit card, and participation in Mattel’s financial counseling program for senior executives.

•

SERP: eligible to participate in the supplemental executive retirement plan that was in effect in 2000. However, Mr. Stockton waived his rights to these benefits as a condition for becoming eligible for enhanced benefits under the SERP, as described in the Pension Benefits table below and the footnotes and narrative disclosure accompanying that table.

Equity Awards

The amount and terms of the stock awards and options that were granted in 2007 are described in more detail in the Grants of Plan-Based Awards table and the footnotes and narrative disclosure accompanying that table.

Non-Equity Incentives

Column (g), Non-Equity Incentive Plan Compensation, shows the annual cash incentive payments earned under the MIP for 2007 and 2006 and amounts earned under the LTIP for the 2005-2007 performance cycle.

On March 26, 2007, the Compensation Committee established performance goals and formulae for 2007. For 2007, the maximum amounts that NEOs were eligible to receive under the MIP ranged from 90% to 150% of base salary, except for the CEO, who could earn up to 200%. Certain employees of Mattel and its subsidiaries are eligible for annual cash incentive compensation under the MIP. The performance objectives used to determine payments under the MIP may be based on one or more of a variety of different financial business criteria with respect to (1) Mattel, (2) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (3) Mattel’s brands, groups of brands or specific brands. In the first quarter of each year, Mattel’s Compensation Committee establishes the performance goals that must be achieved for that year in order for annual incentive payments to be made. The performance goals for our NEOs are based on objective formulae or standards, in order to satisfy the Internal Revenue Code Section 162(m) “performance-based” compensation requirements. A detailed discussion of the MIP performance goals and formulae for 2007 are discussed in “Compensation Disclosure and Analysis—Annual Cash Incentive” beginning on page 33. For other employees, the Compensation Committee has the discretion to establish performance goals based on other standards, including individual performance goals and personal contributions to the business.

On March 16, 2005, the Compensation Committee established the performance goals for the LTIP performance cycle beginning on January 1, 2005 and ending on December 31, 2007. Executive officers and certain other employees of Mattel are eligible for long-term incentive compensation under the LTIP, which was approved by Mattel’s stockholders in 2003. Awards under the LTIP are based on Mattel’s financial performance over the cycle relative to performance goals relating to its long-range financial goals and are paid in the quarter following the end of the performance cycle. For the 2005-2007 performance cycle, the Compensation Committee based the performance goals on NOPAT less a capital charge. At the time it established the performance goals, the Compensation Committee also established the level of each executive’s participation and threshold, target, and maximum levels for the performance criteria that had to be achieved before payments could be made under the LTIP at the threshold, target, and maximum payout levels. The performance goals for our NEOs are based on objective formulae or standards, in order to satisfy the Internal Revenue Code Section 162(m) “performance-based” compensation requirements.

Generally, participants must remain employed with Mattel until the date that MIP bonuses or LTIP payments are paid in order to be entitled to receive their bonuses or payments (if any). However, different rules apply in the case of certain terminations of employment under the employment agreements of four of our NEOs, and upon a change of control of Mattel. See the section entitled “Potential Payments Upon Termination or Change of Control,” below, for more information.

Pension and Deferred Compensation

Column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, shows the increase from December 31, 2006 to December 31, 2007 for 2007 and from December 31, 2005 to December 31, 2006 for 2006, in the present value of the accumulated benefit of each NEO under the applicable pension arrangements. These arrangements and benefits, and the methods and assumptions we used to value them for purposes of the table above, are explained below in the Pension Benefits table and the footnotes and narrative disclosure to that table. As explained below, Mr. Eckert’s employment agreement provides for a minimum retirement benefit called the Age 60 Pension; this benefit increased from December 31, 2006, to December 31, 2007, resulting in a $541,823 value for Mr. Eckert in Column (h) of the table above.

Column (h) does not show any nonqualified deferred compensation earnings because Mattel’s nonqualified deferred compensation plan does not provide for above-market earnings. The benefits under that plan are shown in the Nonqualified Deferred Compensation Plans table and in the footnotes and narrative disclosure to that table.

GRANTS OF PLAN-BASED AWARDS

The following table shows information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2007.

Name	Grant Date	Committee Action Date(1)(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(b-1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	3/26/07 8/01/07 8/01/07	3/26/07 5/17/07 5/17/07	625,000 — —	1,250,000 — —	2,500,000 — —	— — —	— — —	— — —	— 100,000 —	— — 225,000	— — 23.58	— 2,358,000 1,073,250

Kevin M. Farr Chief Financial Officer	3/26/07 8/01/07 8/01/07	3/26/07 5/17/07 5/17/07	217,500 — —	435,000 — —	652,500 — —	— — —	— — —	— — —	— 21,000 —	— — 46,875	— — 23.58	— 495,180 223,594

Neil B. Friedman President, Mattel Brands	3/26/07 8/01/07 8/01/07	3/26/07 5/17/07 5/17/07	400,000 — —	800,000 — —	1,200,000 — —	— — —	— — —	— — —	— 50,000 —	— — 112,500	— — 23.58	— 1,179,000 536,625

Bryan G. Stockton President, International	3/26/07 8/01/07 8/01/07	3/26/07 5/17/07 5/17/07	225,000 — —	450,000 — —	675,000 — —	— — —	— — —	— — —	— 17,000 —	— — 37,500	— — 23.58	— 400,860 178,875

Thomas A. Debrowski Executive Vice President, Worldwide Operations	3/26/07 8/01/07 8/01/07	3/26/07 5/17/07 5/17/07	213,000 — —	426,000 — —	639,000 — —	— — —	— — —	— — —	— 17,000 —	— — 37,500	— — 23.58	— 400,860 178,875

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the grant of the stock awards and option awards shown in this table were taken by the Compensation Committee of our Board of Directors at its meeting on May 17, 2007, as shown in Column (b-1), Committee Action Date. As part of that approval, the Compensation Committee determined that the awards would be granted on August 1, 2007, as shown in Column (b), Grant Date.

(2)	The awards shown in Columns (c), (d) and (e), Estimated Future Payouts Under Non-Equity Incentive Plan Awards, are the 2007 award opportunities under the MIP, which were percentages of base salary established by our Compensation Committee on March 26, 2007. For Mr. Eckert, the threshold percentage was 50% of base salary, the target was 100% and the maximum was 200%. For Mr. Friedman, the threshold percentage was 40% of base salary, the target was 80% and the maximum was 120%. For Mr. Debrowski, Mr. Farr and Mr. Stockton, the threshold percentage was 30% of base salary, the target was 60% and the maximum was 90%. See “Compensation Discussion and Analysis—Annual Cash Incentive” beginning on page 33 for a detailed discussion of the MIP performance goals and formulae for 2007, and the Summary Compensation Table above for the actual MIP amounts earned for 2007.

(3)

The awards shown in Column (i), All Other Stock Awards, are restricted stock units scheduled to vest 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. The actual value, if any, that an executive may realize from a stock award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the value of Mattel common stock at the time when the executive sells any stock received in settlement of the award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

(4)	The awards shown in Column (j), All Other Option Awards, are options scheduled to vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

(5)	Column (l), Grant Date Fair Market Value of Stock and Option Awards, shows estimates of the grant date fair value of the awards, calculated using the same method as for our financial reporting. For options granted in 2007, this method is a variation of the Black-Scholes pricing model based on the following weighted-average assumptions: 4.6% risk-free rate; 4.7 year expected life; 2.8% dividend yield; 22.6% volatility factor; and the exercise price as set forth in the table above. For each restricted stock unit, the grant date fair value is equal to the closing price of a share of Mattel common stock on the grant date.

Narrative Disclosure to Grants of Plan-Based Awards Table:

Non-Equity Incentives

Mattel grants non-equity incentive plan awards under the MIP and the LTIP. The MIP bonus opportunities for 2007 are shown in the left-hand portion of the above table. See the Summary Compensation Table and the narrative disclosure to that table for more detailed information regarding the MIP, including the actual MIP amounts earned for 2007 and the terms and conditions of the 2007 awards. No new awards were made to our named executive officers under the LTIP in 2007.

Equity Awards

Stock awards. The numbers of stock awards granted to our named executive officers in 2007 are shown in Column (i), All Other Stock Awards, the corresponding grant dates are shown in Column (b), Grant Date, and the corresponding grant date fair market values are shown in Column (l), Grant Date Fair Market Value of Stock and Option Awards. The actual value, if any, that an executive may realize from a stock award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the value of Mattel common stock at the time when the executive sells any stock received in settlement of the award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These stock awards were granted under the Mattel, Inc. 2005 Equity Compensation Plan, and take the form of restricted stock units with dividend equivalents. Each restricted stock unit represents a conditional right to obtain one share of our common stock. Except as noted below for Mr. Eckert, the terms and conditions of these restricted stock units granted to our NEOs are the same as those for all other employees who received restricted stock unit grants in 2007, as follows:

•	Normal vesting schedule: 50% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

•	Termination of employment:

•

Death, disability or involuntary retirement after attaining age 55 and completing five years of service: the unvested units granted at least six months prior to termination of employment vest and the remainder are forfeited.

•	Any other termination of employment: all unvested units are forfeited.

•	Change of control: all unvested units vest.

•

Consequences of vesting: units are settled immediately by delivery of a number of shares of common stock equal to the number of vesting units, less a number of units withheld to satisfy tax withholding requirements. Mattel has the right to elect to settle in cash, but does not anticipate doing so.

•

Dividend equivalent rights: represent the right to receive cash payments equal to the cash dividends that would have been paid on the units if the units had been actual shares, during the period from grant to vesting or forfeiture.

•

Forfeiture and recapture: Mattel may impose a forfeiture of the units and a recapture of any amounts delivered to settle units if the grantee engages in certain behaviors that are harmful to Mattel during or after employment. This does not apply following a termination of employment during the 18-month period after a change of control.

As required by Mr. Eckert’s employment agreement, his restricted stock units have a different provision for termination of employment: all unvested units will vest upon his termination at any time before the third anniversary of the grant date, if the termination occurs because of his death or disability, or is a termination by Mattel without cause, by him for Good Reason, or by him during the 30-day period beginning six months after a change of control. In addition, the settlement of his units in connection with a termination of employment will be delayed by six months, if required under the federal tax law governing nonqualified deferred compensation.

Option awards. The number of shares underlying the options granted to our NEOs in 2007 are shown in Column (j), All Other Option Awards, with the corresponding exercise prices shown in Column (k), Exercise or Base Price of Option Awards, and the corresponding grant dates in Column (b), Grant Date. The grant date fair market value of these options is shown in Column (l), Grant Date Fair Market Value of Stock and Option Awards. The actual value, if any, that an executive may realize from an option is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price on the date the option is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

These options were granted under the Mattel, Inc. 2005 Equity Compensation Plan. The per-share exercise prices of these options represent the closing price of a share of our common stock in the New York Stock Exchange on the grant date. Except as noted below, the terms and conditions of these options granted to our NEOs are generally the same as those for all other employees who received option grants in 2007, as follows:

•	Normal vesting schedule: 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date.

•	Original term: 10 years from grant date.

•	Termination of employment:

•	Termination for cause: vested and unvested options are forfeited.

•

Retirement after attaining age 55 and completing five years of service, death or disability, in each case at least six months after grant date: options vest in full and remain exercisable for five years (or to the end of their original term, if shorter).

•

Any other termination: vested options remain exercisable for 90 days (or to the end of their original term, if shorter), and unvested options are forfeited, except that if the termination occurs during the first 18 months after a change of control, the 90-day period is extended to two years.

•	Change of control: all unvested options vest.

•

Forfeiture and recapture: Mattel may impose a forfeiture of the options and the proceeds of the options if the grantee engages in certain behaviors that are harmful to Mattel during or after employment. This does not apply following a termination of employment during the 18-month period after a change of control.

As required by their employment agreements, the options granted to Messrs. Eckert, Farr Friedman and Debrowski have different provisions for termination of employment. Mr. Eckert’s options will vest in full, and remain exercisable until the end of their original term, if his employment is terminated as a result of his death or disability, by Mattel without cause, by him for Good Reason or by him during the 30-day period beginning six months after a change of control. Mr. Farr’s, Mr. Friedman’s and Mr. Debrowski’s options will vest in full if their employment is terminated by Mattel without cause, by the executive for Good Reason or by the Executive during the 30-day period beginning six months after a change of control. In such a case, Mr. Farr’s options will also remain exercisable for a minimum of two years.

OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	0 99,000 225,000 375,000 375,000 375,000 3,000,000	225,000 201,000 150,000 0 0 0 0	— — — — — — —	23.58 17.94 18.71 16.96 19.43 20.04 11.25	8/1/2017 8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 5/16/2010	100,000 100,000 — — — — 171,367	1,904,000 1,904,000 — — — — 3,262,828	— — — — — — —	— — — — — — —
Kevin M. Farr Chief Financial Officer	0 20,625 125,000 125,000 125,000 85,000 200,000 100,000	46,875 41,875 0 0 0 0 0 0	— — — — — — — —	23.58 17.94 18.71 16.96 19.43 20.04 11.88 10.38	8/1/2017 8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 3/30/2010 2/1/2010	21,000 20,000 — — — — — —	399,840 380,800 — — — — — —	— — — — — — — —	— — — — — — — —
Neil B. Friedman President, Mattel Brands	0 49,500 250,000 250,000 250,000 150,000 200,000	112,500 100,500 0 0 0 0 0	— — — — — — —	23.58 17.94 18.71 16.96 19.43 20.04 11.88	8/1/2017 8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 3/30/2010	50,000 50,000 25,757 — — — —	952,000 952,000 490,413 — — — —	— — — — — — —	— — — — — — —
Bryan G. Stockton President, International	0 16,500 100,000 100,000 125,000 75,000 125,000	37,500 33,500 0 0 0 0 0	— — — — — — —	23.58 17.94 18.71 16.96 19.43 20.04 15.50	8/1/2017 8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012 11/7/2010	17,000 17,000 — — — — —	323,680 323,680 — — — — —	— — — — — — —	— — — — — — —
Thomas A. Debrowski Executive Vice President, Worldwide Operations	0 16,500 100,000 100,000 100,000 85,000	37,500 33,500 0 0 0 0	— — — — —	23.58 17.94 18.71 16.96 19.43 20.04	8/1/2017 8/1/2016 8/1/2015 4/30/2014 7/31/2013 5/22/2012	17,000 17,000 — — — —	323,680 323,680 — — — —	— — — — — —	— — — — — —

Footnotes to Outstanding Equity Awards at 2007 Year-End Table:

(1)	The vesting schedule for vested options listed in Column (b), Number of Securities Underlying Unexercised Options—Exercisable, is explained in the narrative disclosure below. Although all of the options granted to Mr. Farr, Mr. Friedman, Mr. Debrowski and Mr. Stockton in years 2005 and earlier are vested, some of the underlying shares are subject to holding period restrictions, as described in more detail in the narrative disclosure to the Outstanding Equity Awards table below. This means that even if these executives exercise these options, they will not be able to sell the underlying shares until the holding period ends.

(2)	The vesting schedule for unvested options listed in Column (c), Number of Securities Underlying Unexercised Options—Unexercisable, is explained in the narrative disclosure below.

(3)	The vesting schedule for unvested restricted stock units reflected in Column (g), Number of Shares or Units of Stock That Have Not Vested, is as follows:

•

The 100,000 restricted stock units granted to Mr. Eckert, the 21,000 restricted stock units granted to Mr. Farr, the 50,000 restricted stock units granted to Mr. Friedman, and the 17,000 restricted stock units granted to each of Messrs. Debrowski and Stockton, with a grant date of August 1, 2007, will vest 50% on August 1, 2009 and 50% on August 1, 2010.

•

The 171,367 deferrable restricted stock units granted to Mr. Eckert that were unvested as of December 31, 2007, are part of a grant made to Mr. Eckert on May 16, 2000 of 685,468 shares of deferrable restricted stock units. These units vested 25% on June 30, 2000, 25% on January 31, 2001 and 25% on January 31, 2002. The remaining 25% will vest on June 30, 2008. The shares issuable as a result of the vesting of these units will be delivered by Mattel to Mr. Eckert by the earlier of:

•	April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or

•

Thirteen months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert’s base salary in any year, as determined by the reasonable belief of the Compensation Committee.

We expect the terms of Mr. Eckert’s deferrable restricted stock units will be amended before the end of 2008 to comply with Section 409A of the Internal Revenue Code.

•

The 25,757 restricted stock units granted to Mr. Friedman will vest 100% on October 18, 2008. These units consist of an original grant of 25,000 restricted stock units on October 18, 2005 and additional 757 units issued pursuant to dividend equivalent rights on December 16, 2005.

(4)	Column (h), Market Value of Shares or Units of Stock That Have Not Vested, shows the value of these unvested awards, calculated as the market value of the underlying shares, based on the $19.04 per share closing price per share of Mattel’s common stock on December 31, 2007.

Narrative Disclosure to Outstanding Equity Awards at 2007 Year-End Table:

As noted above, for the NEOs other than Mr. Eckert, a portion of the exercisable options shown in Column (b), Number of Shares Underlying Unexercised Options, were vested on an accelerated basis in 2005. As Mattel has previously disclosed in December 2005, the Compensation Committee approved the acceleration of vesting of all outstanding unvested stock options with an exercise price of $16.09 or greater granted to employees other than Mr. Eckert under the 1996 Stock Option Plan, the 1999 Stock Option Plan and the 2005 Equity Compensation Plan. Options held by Mr. Eckert and by non-employee members of the Board of Directors were excluded from the acceleration. The effective date of the acceleration was December 28, 2005; on that date, the closing price of Mattel’s common stock on the New York Stock Exchange was $15.95 per share. The primary purpose of the accelerated vesting was to enable Mattel to avoid recognizing future compensation expense associated with the accelerated stock options under the adoption by Mattel in 2006 of FASB Statement No. 123R, “Share-Based Payment.” The number of shares subject to, and exercise prices of, the options as to which vesting was accelerated were not changed.

The vesting schedules of all options shown in Columns (b) and (c) of the Outstanding Equity Awards table above are shown in the following chart:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Robert A. Eckert Chairman of the Board and Chief Executive Officer	0	—	225,000	74,250 vest on 8/1/2008; 74,250 vest on 8/1/2009; 76,500 vest on 8/1/2010	23.58	8/1/2017
	99,000	99,000 vested on 8/1/2007	201,000	99,000 vest on 8/1/2008; 102,000 vest on 8/1/2009	17.94	8/1/2016
	225,000	37,500 vested on 2/1/2006 37,500 vested on 8/1/2006 75,000 vested on 2/1/2007 75,000 vested on 8/1/2007	150,000	75,000 vest on 2/1/2008; 75,000 vest on 8/1/2008	18.71	8/1/2015
	375,000	37,500 vested on 10/31/2004 37,500 vested on 4/30/2005 75,000 vested on 10/31/2005 75,000 vested on 4/30/2006 75,000 vested on 10/31/2006 75,000 vested on 4/30/2007	0	—	16.96	4/30/2014
	375,000	37,500 vested on 1/31/2004 37,500 vested on 7/31/2004 75,000 vested on 1/31/2005 75,000 vested on 7/31/2005 75,000 vested on 1/31/2006 75,000 vested on 7/31/2006	0	—	19.43	7/31/2013
	375,000	37,500 vested on 11/22/2002 37,500 vested on 5/22/2003 75,000 vested on 11/22/2003 75,000 vested on 5/22/2004 75,000 vested on 11/22/2004 75,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	3,000,000	750,000 vested on 5/16/2000 750,000 vested on 5/16/2001 750,000 vested on 5/16/2002 750,000 vested on 5/16/2003	0	—	11.25	5/16/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Kevin M. Farr Chief Financial Officer	0	—	46,875	15,468 vest on 8/1/2008; 15,469 vest on 8/1/2009; 15,938 vest on 8/1/2010	23.58	8/1/2017
	20,625	20,625 vested on 8/1/2007	41,875	20,625 vest on 8/1/2008; 21,250 vest on 8/1/2009	17.94	8/1/2016
	125,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 12,500 were to vest on 2/1/2006 12,500 were to vest on 8/1/2006 25,000 were to vest on 2/1/2007 25,000 were to vest on 8/1/2007 25,000 were to vest on 2/1/2008 25,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	125,000	12,500 vested on 10/31/2004 12,500 vested on 4/30/2005 25,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 75,000; original vesting schedule was: 25,000 were to vest on 4/30/2006 25,000 were to vest on 10/31/2006 25,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	125,000	12,500 vested on 1/31/2004 12,500 vested on 7/31/2004 25,000 vested on 1/31/2005 25,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 1/31/2006 25,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	85,000	8,500 vested on 11/22/2002 8,500 vested on 5/22/2003 17,000 vested on 11/22/2003 17,000 vested on 5/22/2004 17,000 vested on 11/22/2004 17,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	200,000	20,000 vested on 9/30/2000 20,000 vested on 3/30/2001 40,000 vested on 9/30/2001 40,000 vested on 3/30/2002 40,000 vested on 9/30/2002 40,000 vested on 3/30/2003	0	—	11.875	3/30/2010
	100,000	20,000 vested on 2/1/2002 40,000 vested on 8/1/2002 40,000 vested on 2/1/2003	0	—	10.375	2/1/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Neil B. Friedman President, Mattel Brands	0	—	112,500	37,125 vest on 8/1/2008; 37,125 vest on 8/1/2009; 38,250 vest on 8/1/2010	23.58	8/1/2017
	49,500	49,500 vested on 8/1/2007	100,500	49,500 vest on 8/1/2008; 51,000 vest on 8/1/2009	17.94	8/1/2016
	250,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 25,000 were to vest on 2/1/2006 25,000 were to vest on 8/1/2006 50,000 were to vest on 2/1/2007 50,000 were to vest on 8/1/2007 50,000 were to vest on 2/1/2008 50,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	250,000	25,000 vested on 10/31/2004 25,000 vested on 4/30/2005 50,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 150,000; original vesting schedule was: 50,000 were to vest on 4/30/2006 50,000 were to vest on 10/31/2006 50,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	250,000	25,000 vested on 1/31/2004 25,000 vested on 7/31/2004 50,000 vested on 1/31/2005 50,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 100,000; original vesting schedule was: 50,000 were to vest on 1/31/2006 50,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	150,000	15,000 vested on 11/22/2002 15,000 vested on 5/22/2003 30,000 vested on 11/22/2003 30,000 vested on 5/22/2004 30,000 vested on 11/22/2004 30,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	200,000	100,000 vested on 9/30/2002 100,000 vested on 3/30/2003	0	—	11.875	3/30/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Bryan G. Stockton President, International	0	—	37,500	12,375 vest on 8/1/2008; 12,375 vest on 8/1/2009; 12,750 vest on 8/1/2010	23.58	8/1/2017
	16,500	16,500 vested on 8/1/2007	33,500	16,500 vest on 8/1/2008; 17,000 vest on 8/1/2009	17.94	8/1/2016
	100,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 10,000 were to vest on 2/1/2006 10,000 were to vest on 8/1/2006 20,000 were to vest on 2/1/2007 20,000 were to vest on 8/1/2007 20,000 were to vest on 2/1/2008 20,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	125,000	12,500 vested on 1/31/2004 12,500 vested on 7/31/2004 25,000 vested on 1/31/2005 25,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 50,000; original vesting schedule was: 25,000 were to vest on 1/31/2006 25,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	75,000	7,500 vested on 11/22/2002 7,500 vested on 5/22/2003 15,000 vested on 11/22/2003 15,000 vested on 5/22/2004 15,000 vested on 11/22/2004 15,000 vested on 5/22/2005	0	—	20.04	5/22/2012
	125,000	12,500 vested on 5/7/2001 12,500 vested on 11/7/2001 25,000 vested on 5/7/2002 25,000 vested on 11/7/2002 25,000 vested on 5/7/2003 25,000 vested on 11/7/2003	0	—	15.50	11/7/2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Vesting Schedule for Exercisable Options (# of Shares)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Vesting Schedule for Unexercisable Options (# of Shares)	Option Exercise Price ($)	Option Expiration Date
Thomas A. Debrowski Executive Vice President, Worldwide Operations	0	—	37,500	12,375 vest on 8/1/2008; 12,375 vest on 8/1/2009; 12,750 vest on 8/1/2010	23.58	8/1/2017
	16,500	16,500 vested on 8/1/2007	33,500	16,500 vest on 8/1/2008; 17,000 vest on 8/1/2009	17.94	8/1/2016
	100,000	Vesting accelerated to 12/28/2005 on all; original vesting schedule was: 10,000 were to vest on 2/1/2006 10,000 were to vest on 8/1/2006 20,000 were to vest on 2/1/2007 20,000 were to vest on 8/1/2007 20,000 were to vest on 2/1/2008 20,000 were to vest on 8/1/2008	0	—	18.71	8/1/2015
	100,000	10,000 vested on 10/31/2004 10,000 vested on 4/30/2005 20,000 vested on 10/31/2005 Vesting accelerated to 12/28/2005 on 60,000; original vesting schedule was: 20,000 were to vest on 4/30/2006 20,000 were to vest on 10/31/2006 20,000 were to vest on 4/30/2007	0	—	16.96	4/30/2014
	100,000	10,000 vested on 1/31/2004 10,000 vested on 7/31/2004 20,000 vested on 1/31/2005 20,000 vested on 7/31/2005 Vesting accelerated to 12/28/2005 on 40,000; original vesting schedule was: 20,000 were to vest on 1/31/2006 20,000 were to vest on 7/31/2006	0	—	19.43	7/31/2013
	85,000	8,500 vested on 11/22/2002 8,500 vested on 5/22/2003 17,000 vested on 11/22/2003 17,000 vested on 5/22/2004 17,000 vested on 11/22/2004 17,000 vested on 5/22/2005	0	—	20.04	5/22/2012

Mattel imposed a holding period on the shares underlying the portion of the options held by the NEOs and other executive officers reporting directly to the CEO for which vesting was accelerated on December 28, 2005: each NEO is required to refrain from selling any shares acquired upon exercise of these options until the earlier of (a) the original vesting date of the exercised option and (b) the date on which the NEO ceases to be an executive officer of Mattel.

The following is a chart showing the continuing impact of the holding period restrictions on stock options held by NEOs as of December 31, 2007.

Name	Option Exercise Price ($)	Option Expiration Date	Number of Shares Subject to the Option That Are Subject to Holding Period Restrictions	How Long the Holding Period Restrictions Last
Kevin M. Farr Chief Financial Officer	18.71	8/1/2015	50,000	Until 8/1/2008 as to 25,000 of the shares Until 2/1/2008 as to 25,000 of the shares
Neil B. Friedman President, Mattel Brands	18.71	8/1/2015	100,000	Until 8/1/2008 as to 50,000 of the shares Until 2/1/2008 as to 50,000 of the shares
Bryan G. Stockton President, International	18.71	8/1/2015	40,000	Until 8/1/2008 as to 20,000 of the shares Until 2/1/2008 as to 20,000 of the shares
Thomas A. Debrowski Executive Vice President, Worldwide Operations	18.71	8/1/2015	40,000	Until 8/1/2008 as to 20,000 of the shares Until 2/1/2008 as to 20,000 of the shares

The stock awards shown in Column (g) of the Outstanding Equity Awards at 2007 Year-End table (Number of Shares or Units of Stock That Have Not Vested) include (1) restricted stock units granted to our named executive officers in 2007 and 2006, which are also reflected in the Grants of Plan-Based Awards table above, and the narrative that follows that table, and (2) restricted stock units granted to Mr. Neil Friedman in 2005. As explained above, the restricted stock units granted in 2007 and 2006 have dividend equivalent rights. Mr. Neil Friedman’s 2005 grant of restricted stock units originally provided for dividend equivalent rights to be paid in the form of additional units, but it was amended on May 10, 2006 to provide for dividend equivalent rights to be paid in the form of cash after that date. The other terms and conditions of this 2005 grant to Mr. Friedman are the same as those of the restricted stock units granted to our named executive officers in 2006, except for the vesting provisions. Mr. Friedman’s 2005 grant of restricted stock units will vest (1) on the third anniversary of the grant date, or (2) upon a change of control, if that occurs sooner, in either case so long as Mr. Friedman remains employed on that date. If Mr. Friedman’s employment terminates for any reason before the units vest, they will be forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table gives information for (1) options exercised in 2007, and (2) stock awards vesting in 2007, in each case for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	—	—	—	—
Kevin M. Farr Chief Financial Officer	100,000	1,642,970	—	—
Neil B. Friedman President, Mattel Brands	100,000 100,000 100,000 100,000	1,428,250 1,278,250 1,489,420 1,496,300	—	—
Bryan G. Stockton President, International	75,000	811,811	—	—
Thomas A. Debrowski Executive Vice President, Worldwide Operations	41,100 83,900 200,000	521,506 1,073,043 2,054,300	—	—

PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each NEO under the applicable pension plans as of December 31, 2007. See also the section below entitled “Potential Payments Upon Termination or Change of Control.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2007 ($)
(a)	(b)	(c)	(d)	(e)

Robert A. Eckert(1) Chairman of the Board and Chief Executive Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	7.63	5,408,800	—
	Age 60 Pension under Employment Agreement	7.63	4,795,860	—

Kevin M. Farr Chief Financial Officer	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	16.16	3,595,691	—

Neil B. Friedman(2) President, Mattel Brands	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	10.76	6,785,665	—
	Fisher-Price Pension Plan	9.00	231,840	—
	The Fisher-Price Section 415 Excess Benefit Plan	8.00	1,111,296	—

Bryan G. Stockton President, International	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	7.15	1,706,286	—

Thomas A. Debrowski Executive Vice President, Worldwide Operations	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	7.13	2,579,759	—

Footnotes to Pension Benefits Table:

(1)	The amount shown in Column (d), Present Value of Accumulated Benefit, for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the SERP, to which he is entitled under the “Age 60 Pension” provision of his employment agreement. See the narrative disclosure to the Pension Benefits table for details.

(2)	The amount shown in Column (d), Present Value of Accumulated Benefit, for Mr. Friedman’s benefit under the SERP, reflects the reduction of that benefit, as computed under the basic “Part B Benefits” formula, by the benefits under the Fisher-Price pension plans shown immediately below. See the narrative disclosure to the Pension Benefits table for details, and for an explanation of how Mr. Friedman’s credited years of service under these three plans, as shown in Column (c), Number of Years of Credited Service, correspond to his actual service with Mattel and companies acquired by Mattel.

Narrative Disclosure to Pension Benefits Table

All of our NEOs are eligible for pension benefits under the Mattel, Inc., 2005 Supplemental Executive Retirement Plan, known as the SERP, which is a nonqualified defined benefit pension plan, described below. Mr. Eckert and Mr. Friedman are eligible for other pension benefits, which are also described below.

Description of SERP Benefits

All of our NEOs are participants in the SERP.

The SERP is a successor plan to the Mattel, Inc. Amended and Restated Supplemental Executive Retirement Plan, as amended (the “Prior SERP”), which was originally adopted by Mattel effective May 1, 1996, and amended effective November 4, 1999. In late 2004, the federal income tax law governing nonqualified deferred compensation arrangements was significantly revised with the adoption of Section 409A of the Internal Revenue Code. Benefits provided under the Prior SERP that were not considered to have been earned and vested as of December 31, 2004, are subject to the new law. In response to this tax law change, on March 16, 2005, the Compensation Committee approved freezing the Prior SERP as of December 31, 2004, in order to ensure that benefits under the Prior SERP that are not subject to the new tax law continue to be provided under the terms of the Prior SERP as in effect when it was frozen, without adverse tax consequences for the participants. At the same time, the Compensation Committee approved the SERP, which provides for supplemental retirement benefits that are subject to the new tax law, on terms and conditions intended to comply with the new tax law.

The SERP has two purposes: to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices than those provided under the Prior SERP; and for SERP participants who are not eligible for these enhanced benefits, to provide continued benefit accruals under the formula of the SERP, but on terms and conditions that comply with the requirements of the new tax law. The latter benefits are referred to as “Part A Benefits” and the enhanced benefits are referred to as “Part B Benefits.”

Upon the adoption of the SERP, all participants in the Prior SERP who were employed with Mattel as of January 1, 2005, including all of our NEOs, automatically became participants in the SERP. All of our NEOs have been designated as eligible to receive Part B Benefits, subject in some cases to meeting “Part B Eligibility Requirements” as outlined below. The SERP provides that participants must waive any rights that they may have to benefits under the Prior SERP in order to receive Part B Benefits, and participants who receive Part B Benefits will not receive Part A Benefits.

In addition, the SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. Finally, the SERP provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

Part A Benefits. The Part A Benefits provided by the SERP are computed using the same benefit formula as under the Prior SERP. Under this benefit formula, a vested participant with five or more years of service is entitled to a yearly benefit for his or her lifetime beginning at age 60. The amount of this yearly benefit is:

•	25% of the participant’s final average compensation times a fraction equal to the participant’s credited months of service, up to 180, divided by 180;

plus, if the participant has more than 180 months (15 years) of service:

•	an additional 0.1666% for each month of credited service after 15 years, up to a maximum total percentage of 35%.

For this purpose, “final average compensation” means the participant’s average annual compensation during the final three years of employment, which generally consists of the participant’s base salary plus annual bonuses. A participant vests in the Part A Benefits and the Prior SERP benefits upon completing five years of service and attaining age 55.

Part B Benefits. The Part B Benefits of our NEOs under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to:

•	60% of the participant’s final average compensation,

times

•	the lesser of (a) one, or (b) a fraction equal to the participant’s credited months of service, up to 180, divided by 180,

less

•

offsets for employer contributions to the participant’s accounts under the PIP and the DCPEP and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Section 415 Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55 but before age 60 is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Effect of Change of Control. Upon a change of control, the requirement to complete five years of service and attain age 55 in order to receive any SERP benefits is waived, as are any applicable Part B Eligibility Requirements. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2007, but assuming that they retire at age 60, the earliest date on which they may retire without reduction in the SERP benefit. Other than Mr. Friedman, our NEOs have not reached 60 years of age.

Except as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 5.7% and the 94GAM mortality table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2007.

(2)	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the PIP and DCPEP, as follows:

•

Determine the aggregate present value of Mattel’s contributions to the defined contribution plans, by imputing income to them from the date of contribution to December 31, 2007 as if they were invested in the Stable Value Fund at all times;

•	Roll forward this aggregate present value from December 31, 2007 to the date the participant reaches age 60, based on an assumed Stable Value Fund return of 5%;

•	Convert that present value into an age 60 single life annuity, using the mortality table prescribed under Revenue Ruling 2001-62 and an interest rate of 6.5%; and

•	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit.

(3)	For Mr. Neil Friedman only, further reduce his annuity by his benefits under the Fisher-Price pension plans, expressed as a single life annuity payable at age 60.

(4)	Convert the reduced annuity amount from step 2 (and step 3 for Mr. Neil Friedman) to a lump sum present value as of December 31, 2007.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund will be from December 31, 2007 through each executive’s 60th birthday. We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert never vested in any Prior SERP benefits, and has no Part B Eligibility Requirements under the SERP.

Under his employment agreement, Mr. Eckert is guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2007, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2007, he also had an accrued benefit under his Age 60 Pension, which is also shown in the table above.

The basic benefit under the Age 60 Pension is determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million.

•

Generally, for these purposes, his average annual compensation will equal (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

•

However, if Mr. Eckert terminates employment before or after reaching age 60 under circumstances entitling him to severance under his employment agreement—a termination by Mattel without cause, by him for Good Reason, or by him during the 30-day period beginning six months after a change of control—his average annual compensation is calculated as if he received three more years of base pay at the final level and three years of bonuses based on the severance calculation.

If Mr. Eckert’s employment is terminated before he reaches age 60, either by Mattel for cause or by his resignation without Good Reason under his employment agreement, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. If Mr. Eckert’s employment terminates before he reaches age 60, he can either start his benefit at age 60, or start his benefit before age 60. If he takes the benefit before age 60, the benefit (calculated using the rules set forth above) is reduced by 3% for each full year of acceleration from age 60. Mr. Eckert may elect to have his Age 60 Pension paid as a single life annuity, a 100% joint and survivor annuity with his spouse, a 50% joint and survivor annuity with his spouse, or in fixed installments over 15 or 10 years.

As noted above, under his employment agreement, to the extent his benefits under the SERP fall short of the required amount described above, the incremental amount is paid under the Age 60 Pension provision.

As of December 31, 2007, Mr. Eckert was 53 years old and had 7.6 years of credited service, all of which represent actual service with Mattel.

Mr. Friedman’s Pension Benefits

Mr. Friedman had vested in his Prior SERP benefit as of December 31, 2004, when that plan was frozen in response to Section 409A of the Internal Revenue Code. As noted above, he must waive these benefits in order to receive a Part B Benefit under the SERP. Subject to the exception noted below, he must also satisfy a Part B Eligibility Requirement, which is to remain employed with Mattel through August 19, 2007. He has now satisfied his eligibility requirement.

As explained above, any Part B Benefit that Mr. Friedman may receive will be computed with an offset for his benefits under the Fisher-Price pension plans, which are also reflected in the table above. Mr. Friedman’s benefits under the Fisher-Price pension plans are determined under the applicable plan provisions, based on Mr. Friedman’s compensation and service as of December 31, 2007 and assuming that he retires at age 65, which is the normal retirement date under the plans.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the PIP, but eligible compensation may not exceed $230,000 for 2008 (as indexed by the IRS) per year. The formula for computing each year’s benefit has varied over time. The current formula is:

•	1.4% of eligible compensation up to and including 150.1% of the average Social Security wage base (rounded up to the nearest $100); plus

•	1.8% of eligible compensation above the 150.1% of the average Social Security wage base (rounded up to the nearest $100).

After a participant accrues benefits under the Plan for 43 years, the current formula changes to 1.4% of eligible compensation. The average Social Security wage base is the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the current Plan Year.

Section 415 of the Internal Revenue Code imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amounts that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Section 415 Excess Benefit Plan.

Mr. Friedman is fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans after the end of 2005, when he transferred to the Mattel payroll. If he retires at or after age 65, he will receive his full benefits; if he retires before age 65, he will be entitled to receive his full benefits beginning at age 65 or an actuarially reduced benefit beginning any time before he reaches age 65. The actuarial reduction is 0.5% for each month between the date he begins to receive the benefits and his 65th birthday. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Section 415 Excess Plan are payable in a lump sum only.

Under Mr. Friedman’s employment agreement, if his employment is terminated by Mattel without cause or by him for Good Reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. In addition, the SERP provides that in these circumstances, his Part B Eligibility Requirement will be waived.

Finally, under a letter agreement dated November 14, 2000, if Mr. Friedman’s employment is terminated by Mattel without cause, by Mr. Friedman for Good Reason or by Mr. Friedman as a result of his retirement after the age of 55, he will be entitled to the greater of an annual benefit of $300,000 or his SERP benefit calculated under the plan as described above.

As of December 31, 2007, Mr. Friedman was 60 years old and, for purposes of the SERP, had 10.8 years of credited service, all of which represent actual service with Mattel and Fisher-Price.

SERP Benefits of Other NEOs

Mr. Farr never vested in any Prior SERP Benefits and has no Part B Eligibility Requirements. Under Mr. Farr’s employment agreement, if his employment is terminated by Mattel without cause or by him for Good Reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. As of December 31, 2007, Mr. Farr was 50 years old and had 16.2 years of credited service, all of which represent actual service with Mattel.

Mr. Debrowski is required to remain employed with Mattel through May 25, 2008 in order to meet Part B Eligibility Requirement; however, this requirement will be waived if his employment is terminated by Mattel without cause or by him for Good Reason. If such a termination occurs within 18 months after a change of control, he will also be credited with an additional two years of age and service for purposes of determining his SERP benefit. He has waived his rights to any Prior SERP benefits. As of December 31, 2007, he was 57 years old and had 7.1 years of credited service, all of which represent actual service with Mattel.

Mr. Stockton never vested in any Prior SERP Benefits and has no Part B Eligibility Requirements. As of December 31, 2007, he was 54 years old and had 7.2 years of credited service, all of which represent actual service with Mattel.

Section 409A Amendment

We expect that the SERP will be amended before the end of 2008 to comply with Section 409A of the Internal Revenue Code.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows the benefits accrued by our NEOs under the DCPEP as of December 31, 2007.

Name	Executive Contributions in 2007(1) ($)	Registrant Contributions in 2007(2) ($)	Aggregate Earnings in 2007(3) ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at End of 2007(4) ($)
(a)	(b)	(c)	(d)	(e)		(f)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	66,347	121,634	50,525	—		1,737,616
Kevin M. Farr Chief Financial Officer	30,115	50,192	15,415	(424,972	)(5)	1,851,713
Neil B. Friedman President, Mattel Brands	48,462	96,923	64,627	—		938,549
Bryan G. Stockton President, International	93,096	53,202	(60,025)	—		534,736
Thomas A. Debrowski Executive Vice President, Worldwide Operations	29,492	58,985	16,489	—		611,744

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Column (b), Executive Contributions in 2007, shows the amounts that the NEOs elected to defer in 2007 under the DCPEP. The DCPEP is described in more detail below. These amounts represent compensation earned by the NEOs in 2007, and are therefore also reported in the appropriate columns in the Summary Compensation Table above.

(2)	Column (c), Registrant Contributions in 2007, shows the amounts credited in 2007 as company contributions to the accounts of our NEOs under the DCPEP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below; no company discretionary contributions were made. These amounts are also reported in the Summary Compensation Table above, in Column (i), All Other Compensation.

(3)	Column (d), Aggregate Earnings in 2007, shows the net amounts credited to the DCPEP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.

(4)	Column (f), Aggregate Balance at End of 2007, shows the amounts of the DCPEP account balances at the end of 2007 for each of our NEOs. The following portions of these account balances represent amounts previously reported as compensation to the NEOs in our Summary Compensation Tables for 2006 and prior years: for Mr. Eckert, $1,499,110; for Mr. Farr, $2,180,963; for Mr. Friedman, $728,537; for Mr. Debrowski, $506,778; and for Mr. Stockton, $448,463.

(5)	For Mr. Farr, Column (e), Aggregate Withdrawals/Distributions, shows the amount of his scheduled in-service withdrawal in 2007.

Narrative Disclosure to Nonqualified Deferred Compensation Table:

The DCPEP is a nonqualified deferred compensation plan that provides for deferral of compensation in excess of the amounts that are legally permitted to be deferred under the Mattel, Inc. Personal Investment Plan (“PIP”), Mattel’s tax-qualified 401(k) savings plan. All amounts deferred under the DCPEP are reflected in book-keeping accounts. These amounts include:

•	Amounts that a participant elects to defer, including:

•	Any amounts that could be deferred under the tax-qualified savings plan (PIP), but for tax code limitations;

•	Up to 90% of base salary; and

•	Up to 100% of annual (MIP) and long-term (LTIP) cash incentive compensation.

•

Company automatic contributions equal to the automatic contributions that would have been made to the tax-qualified savings plan, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	At least 20 but less than 30 years: 3%;

•	At least 30 but less than 40 years: 4%;

•	At least 40 but less than 45 years: 5%;

•	At least 45 but less than 50 years: 6%;

•	At least 50 but less than 55 years: 7%;

•	55 years or more: 8%.

•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCPEP accounts are deemed to be invested in investments chosen by the participant from a range of choices. Currently, the choices include (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding; (ii) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (iii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. The participant and company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who choose (i) above, the applicable interest rate, and in the case of participants who choose (ii) or (iii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (ii) and (iii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of common stock.

We do set aside funds to cover our obligations under the DCPEP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

The amounts credited to a participant’s DCPEP account are paid to the participant either on a scheduled withdrawal date during employment, or following termination of employment, in up to 15 annual installments depending upon the participant’s elections and upon the applicable circumstances. Participants may also receive accelerated distributions of their accounts in limited circumstances involving unanticipated hardship.

We expect that the DCPEP, including its provisions affecting participant elections and the effect of a change of control, will be amended before the end of 2008 to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs has an employment agreement or letter that provides for severance payments and benefits to be provided in connection with certain terminations of employment. In addition, some of our employee compensation and benefits plans contain provisions that apply in the event of a change of control, and our NEOs would benefit from these provisions. We summarize below these severance and change-of-control arrangements and provide estimated values for the payments and benefits that our NEOs would have received in connection with a termination of their employment or a change of control, if that event had occurred on December 31, 2007. NEOs (other than Mr. Stockton) will be eligible for severance benefits upon termination by Mattel without “Cause,” by the executive for “Good Reason” or in certain circumstances after a “change of control.” For these purposes:

•

“Cause” generally means dishonesty intended to enrich the executive at Mattel’s expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; or fraudulent conduct in connection with Mattel’s business.

•	“Good Reason” generally means any of the following without the executive’s consent:

•	diminishment of the executive’s position, authority, duties or responsibilities;

•	breach of Mattel’s obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company;

•	for Mr. Eckert, Mr. Farr and Mr. Debrowski, a requirement that the executive relocate to a place other than Mattel’s headquarters in Los Angeles; and

•	for Mr. Eckert, Mattel’s giving notice of nonrenewal of the employment agreement term.

•

A termination by the executive for any reason during the 30-day period beginning six months after a “change of control,” defined to include acquisition by a third party of 20% or more of the outstanding Mattel stock; a change in our Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction shareholders cease to hold more than 50% of our stock, we have a new 20%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

In each case, in order to be entitled to severance benefits, the executive must execute a general release of liability in favor of Mattel and comply with post-employment covenants to protect our confidential information and not to solicit our employees.

Mr. Stockton’s employment agreement letter provides that, subject to his execution of a general release of liability in favor of Mattel, he will receive severance benefits if his employment is terminated involuntarily without cause. Those terms are not defined in his employment letter.

Termination with Severance, No Change of Control

The following table shows the payments and benefits that would have been provided to each of our NEOs, if his employment had terminated on December 31, 2007, under circumstances entitling him to severance benefits, but not following a change of control:

Name and Principal Position	Cash Lump Sum			Value of Pension Benefit(4) ($)	Value of Continuation of Health and Welfare Benefits(5) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(6) ($)	Value of Fringe Benefits(7) ($)
	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payment(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	8,976,516	1,742,172	5,689,200	13,732,523	41,112	7,341,428	253,917
Kevin M. Farr Chief Financial Officer	3,632,142	485,714	1,422,300	3,790,207	40,032	62,563	407,560
Neil B. Friedman President, Mattel Brands	5,616,300	872,100	2,370,500	8,690,538	41,112	143,550	220,080
Bryan G. Stockton President, International	2,231,946	0	1,422,300	1,862,429	6,852	50,050	35,000
Thomas A. Debrowski Executive Vice President, Worldwide Operations	2,370,840	475,420	1,422,300	2,581,442	18,408	50,050	281,737

Footnotes:

(1)	Column (b) shows the cash lump sum severance payment provided for in each NEO’s employment agreement or letter, which is based on a multiple of the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus. The multiple is three for Mr. Eckert, Mr. Farr and Mr. Friedman, and two for Mr. Debrowski and Mr. Stockton. The MIP amount is determined as follows: for Mr. Eckert and Mr. Friedman, the greatest of (i) the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, (ii) the greater of the executive’s 2000 and 2001 MIP bonuses, and (iii) the 2000 target MIP bonus amount; for Mr. Farr and Mr. Debrowski, the average of the two highest of the executive’s last three MIP bonuses before the termination of employment; and for Mr. Stockton, the average of his last two MIP bonuses before the termination of employment.

(2)	Column (c) shows, for each NEO other than Mr. Stockton, the cash lump sum payment representing his MIP bonus for the year of termination. Participants in the MIP generally must remain employed through the date MIP bonus payments for a particular year are made in order to receive any bonus. However, the employment agreements with our NEOs other than Mr. Stockton provide for a severance payment representing the MIP bonus for the year of termination, computed in the same manner as the MIP bonus amount described in footnote 1 above, but pro-rated to reflect the percentage of the year through the date of termination. In the case of this illustration, there is no pro-ration because termination is assumed to have occurred on the last day of 2007.

(3)	Column (d) shows, for each NEO, the actual cash payment made to the executives under the LTIP for the 2005-2007 cycle that ended December 31, 2007.

(4)	Column (e) shows the value of the pension benefits of each NEO, taking into account where applicable the enhancements provided for in the SERP and his employment agreement in the case of termination without Cause; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Pension Benefits table above.

The enhancements are as follows:

•	For Mr. Eckert, $5,827,139, based upon the provisions of his Age 60 Pension as described in the narrative disclosure to the Pension Benefits table above;

•	For Mr. Friedman, $2,289,061, attributable to the waiver of his Part B Eligibility Requirement and the imputation of three additional years of age and service; and

•	For Mr. Debrowski, $1,268,179, attributable to the waiver of his Part B Eligibility Requirement.

Mr. Farr’s pension value is zero because even with the additional three years of imputed age and service provided for in his employment agreement in this scenario, he is too young to be eligible for a pension benefit. Mr. Stockton is not entitled to any enhancement, and his pension value is zero because in this scenario, he is too young to be eligible for a pension benefit.

(5)	Column (f) shows the value of the continuation of health and welfare benefits for the period provided in the applicable employment agreement or letter. The values shown represent the maximum period of continuation, which is three years for Mr. Eckert, Mr. Farr and Mr. Friedman, two years for Mr. Debrowski, and six months for Mr. Stockton. However, in each case the benefit continuation would stop sooner if the executive obtained new employment.

(6)	Column (g) shows the value of the treatment of equity awards, consisting of stock options and restricted stock units, in this scenario.

Stock Options. Under Mr. Eckert’s employment agreement, all of his unvested stock options would vest, and each stock option would remain exercisable for its full remaining term. Under Mr. Farr’s employment agreement, all of his unvested stock options would vest; stock options granted on or before March 30, 2000 would remain exercisable for their full remaining term; and stock options granted after that date would remain exercisable for the period provided under the applicable plan (generally 90 days but up to two years in some cases). Mr. Friedman and Mr. Debrowski’s termination under the circumstances illustrated would be treated as a retirement for purposes of their stock options under the provisions of the applicable plans, and accordingly their unvested stock options, other than those granted on August 1, 2007, would vest, and all of their stock options, other than those granted on August 1, 2007, would remain exercisable for the lesser of five years or their remaining term; except that under Mr. Friedman’s employment agreement, his stock options granted on or before March 30, 2000 would remain exercisable for their full remaining term. Mr. Stockton’s stock options would remain exercisable for up to 90 days under the provisions of the applicable plans.

The table above assumes that all stock options would be exercised immediately upon termination of employment. Stock option values included in Column (g) represent the excess of the assumed value of the option shares for which vesting is accelerated over the exercise price for those option shares, using the $19.04 per share closing price of Mattel common stock on December 31, 2007. If the stock options were not immediately exercised, the value realized by the executives from them could differ from that included in Column (g) of this table. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the Mattel common stock on that date.

For comparison, if we had included in Column (g) the estimated value of the accelerated options as of December 31, 2007, taking into account their maximum remaining term as described above, and otherwise using the same valuation method as Mattel uses for valuing option grants for financial reporting purposes, the totals shown would have been: for Mr. Eckert, $11,399,623; for Mr. Farr, $448,075; for Mr. Friedman, $1,751,421; for Mr. Debrowski, $624,806; and for Mr. Stockton, $208,062. (In Mr. Eckert’s case, this total includes the value of the vesting of restricted stock units described below, which is also included in Column (g).) For background on our option valuation methodology, see the discussion of expense calculation in Footnotes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007.

Restricted Stock Units. Mr. Eckert’s employment agreement provides for vesting of all unvested restricted stock units; the amount shown represents the value of the restricted stock units for which vesting would have been accelerated, had his employment terminated under the assumed circumstances, based on a $19.04 per share closing price of Mattel common stock on December 31, 2007. This value was not reduced to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the Grants of Plan-Based Awards table above. None of the other named executive officers is entitled to vesting of any unvested restricted stock units in the scenario illustrated.

(7)	Column (h) shows the value of the continuation of fringe benefits for the period provided in the applicable employment agreement or letter. The values shown represent the maximum period of continuation, although in each case the benefit continuation would stop sooner if the executive obtained new employment. The fringe benefits consist of:

•

For Mr. Eckert, Mr. Friedman and Mr. Farr, three years of financial counseling, tax preparation, car or car allowance, outplacement services and club dues (but Mr. Friedman has chosen not to join a club);

•	For Mr. Debrowski, two years of financial counseling, tax preparation, car or car allowance and club dues; and

•	For Mr. Stockton, one year of outplacement services.

Each executive is also entitled to purchase his or her company-provided car for a nominal amount at the end of the period of usage, and the value of this benefit is included in Column (h). Finally, Mattel must transfer the club memberships to the applicable executive for no consideration at the end of the continuation period, and the value of this benefit is included in Column (h) for Mr. Eckert, Mr. Farr and Mr. Debrowski.

Termination with Severance Following Change of Control

The following table shows the payments and benefits that would have been provided to each of our NEOs, if a change of control had occurred on December 31, 2007 and his employment had immediately thereafter terminated under circumstances entitling him or her to severance benefits:

Name and Principal Position	Cash Lump Sum			Value of Pension Benefit(4) ($)	Value of Continuation of Health and Welfare Benefits(5) ($)	Value of Equity Vesting Acceleration Assuming Cash-Out(6) ($)	Value of Fringe Benefits(7) ($)	Excise Tax Gross-up(8) ($)
	Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	LTIP Payment(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert A. Eckert Chairman of the Board and Chief Executive Officer	8,976,516	1,742,172	6,000,000	16,244,570	383,885	7,341,428	253,917	0
Kevin M. Farr Chief Financial Officer	3,632,142	485,714	1,500,000	4,950,610	40,032	843,203	407,560	3,256,186
Neil B. Friedman President, Mattel Brands	5,616,300	872,100	2,500,000	8,690,538	41,112	2,523,550	220,080	0
Bryan G. Stockton President, International	2,231,946	450,000	1,500,000	1,871,667	6,852	697,410	35,000	0
Thomas A. Debrowski Executive Vice President, Worldwide Operations	2,370,840	475,420	3,000,000	3,931,130	18,408	697,410	351,737	2,596,319

Footnotes:

(1)	Column (b) shows the cash lump sum severance payment provided for in each NEO’s employment agreement or letter. This is determined in the same manner as in the previous table, illustrating a non-change-of-control scenario, except for Mr. Farr, whose MIP bonus amount is based on his MIP target, if that amount is higher than the average of the two highest of his three most recent annual bonuses.

(2)	Column (c) shows, for each NEO, the cash lump sum payment representing his MIP bonus for the year of the change of control. The MIP provides that upon a change of control, all participants are paid a MIP bonus equal to the greater of the target amount or the amount determined based upon actual performance through the date of the change of control. This amount is not pro-rated. No additional MIP bonus is due for that same year as part of severance under the NEOs’ employment agreements and letters, except to the extent the amount of the current-year MIP bonus provided for in the applicable employment agreement exceeds the amount paid upon the change of control under the MIP provisions; in the scenario illustrated in this table, the former amount does not exceed the latter, so the latter amount is shown in Column (c). (Under the employment agreements, the current-year MIP bonus is computed in the same manner as the MIP bonus amount described in footnote 1 above, but pro-rated to reflect the percentage of the year through the date of termination. Mr. Stockton’s employment letter does not provide for a current-year MIP bonus.)

(3)

Column (d) shows, for each NEO, the cash lump sum payment that becomes due upon a change of control under the the LTIP. The LTIP, which is described in detail in “Compensation Discussion and Analysis—Long Term Incentives,” provides for cash incentive payments based upon achievement of pre-established goals over periods (referred to as cycles) longer than one year. As of December 31, 2007, the LTIP provided that upon a change of control, awards for all then-pending cycles would be paid out based upon the greater of the target amount or the actual amount earned based on performance through the date of the change of control. If there were only one cycle pending, the amount would be paid out without pro-ration; otherwise, the amounts for all but the earliest cycle would be pro-rated. Our current practice is to have only one cycle pending at any given time. The amounts shown in Column (d) represent the target amounts of the LTIP awards for the 2005-2007 cycle of the executives other than Mr. Debrowski. As of December 31, 2007, Mr. Debrowski’s employment agreement provided that, in this scenario, he also would be entitled to receive an additional payment equal to the maximum LTIP payout for any cycle pending at the time of his termination, less any amount paid for that cycle upon the change of control. Therefore, the amount shown in Column (d) for Mr. Debrowski represents the maximum amount of his LTIP award for the 2005-2007 cycle.

(4)	The amounts shown in Column (e) include the value of the pension benefits shown in Column (d) of the previous table, illustrating a non-change-of-control scenario, plus the value of the enhancements to those pension benefits that apply in the change-of-control scenario. As in the previous table, these amounts are expressed as a lump sum present value amount, and would begin to be paid six months following the termination of employment.

The enhancements that apply in the change-of-control scenario as compared to the non-change-of-control illustrated in the previous table, are as follows:

•

For Mr. Eckert, $2,512,047, attributable to the provision of his Age 60 Pension that after a change of control, the 3% reduction for each full year below age 60 that he elects to begin his benefit is revised to apply for each full year below age 55;

•

For Mr. Farr and Mr. Stockton, the entire amount shown in Column (e), attributable to the waiver, upon the change of control, of the requirement to attain age 55 and five years of service in order to receive any SERP benefit; and

•	For Mr. Debrowski, $1,349,688, attributable to imputation of three additional years of age and service.

Mr. Friedman’s pension is the same in the change-of-control scenario as in the non-change-of-control scenario illustrated in the previous table.

(5)	The amounts shown in Column (f) are determined in the same manner as in Column (e) of the previous table, illustrating a non-change-of-control scenario. In addition, Mr. Eckert’s number reflects the value of the vesting of Mattel’s obligation to pay premiums on his supplemental life insurance policy. This value was determined by estimating the cost to Mattel to continue to maintain the policy with a death benefit of $7,500,000, net of the amounts Mr. Eckert would be required to contribute to the policy.

(6)	Column (g) shows the value of the treatment of equity awards, consisting of stock options and restricted stock units.

Stock Options. Under the terms of the applicable plans, all unvested stock options vest upon a change of control. We have assumed that all stock options would be cancelled upon a change of control in exchange for a cash payment, in each case equal to the excess of the change-of-control price over the exercise price of the option, and we have included the amounts of these assumed cash payments in Column (g) for those stock options, the vesting of which is accelerated as a result of the change of control. The change-of-control price is assumed to equal the $19.04 per share closing price of Mattel common stock on December 31, 2007. If a change-of-control transaction occurred in which stock options were not cashed out, but were allowed to remain outstanding either as options on Mattel stock or as options on another security, then under the terms of the applicable plans, all stock options would remain exercisable for a minimum of two years after any termination of employment that occurs within 18 months after the change of control (or such longer period as is described in footnote 5 to Column (f) of the previous table). In such a case, the value of the treatment of stock options could differ from that included in Column (g).

Restricted Stock Units. Under the terms of the restricted stock units, all unvested units vest and are settled in cash upon a change of control. We have included the amounts of these cash payments in Column (g), assuming a change-of-control price equal to the $19.04 per share closing price of Mattel common stock on December 31, 2007.

(7)	The amounts shown in Column (h) are determined in the same manner as in Column (g) of the previous table, illustrating a non-change-of-control scenario, except that in this scenario, Mr. Debrowski is entitled to receive up to two years’ outplacement services in addition to the fringe benefits identified in footnote 7 to Column (h) of the previous table.

(8)	The amounts shown in Column (i) represent the additional amount estimated to be payable to make the applicable executives whole for the federal excise tax on excess parachute payments (including payment of the taxes on the additional amount itself). This excise tax is payable if the value of certain payments that are contingent upon a change of control, referred to as parachute payments, exceeds a safe harbor amount. All of our NEOs other than Mr. Stockton are entitled, under their employment agreements, to be held harmless against this tax if the value of their parachute payments is at least 110% of the safe harbor amount; if that value exceeds the safe harbor amount by a lesser amount, then the parachute payments are to be reduced to the safe harbor amount. However, in this illustration, this reduction of parachute payments does not become applicable.

The valuation of parachute payments for purposes of the excise tax is not, in all cases, the same as the cash value shown in the above table. The computation of the excise tax is complex, is subject to various questions of interpretation, and depends upon a number of variables that cannot be known at this time.

Voluntary Termination

The circumstances under which each of our NEOs would receive severance, and the severance and other benefits they would receive in the event of a change of control, are explained in the two sections above. If our NEOs’ employment had terminated on December 31, 2007, under other circumstances, they would have been entitled to the following pension benefits under the arrangements described in the Pension Benefits table above:

•	Mr. Eckert: an annual benefit under the Age 60 Pension provision of his employment agreement, in the amount of $1,076,250 (expressed as a single life annuity), beginning at age 60;

•	Mr. Farr: no pension benefit;

•	Mr. Friedman: an annual benefit of $571,125 (expressed as a single life annuity) under his letter agreement dated November 14, 2000, beginning six months after his termination of employment;

•	Mr. Stockton: no pension benefit.

•

Mr. Debrowski: an annual benefit of $110,721 per year under the Part A Benefit formula of the SERP, beginning six months after his termination of employment, but subject to forfeiture or recapture in certain circumstances; and

In addition, in these circumstances, for Mr. Eckert, Mr. Farr and Mr. Stockton, unvested equity awards would have been forfeited, as described in the narrative disclosures to the Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2007 Year-End table above, and any options that had already vested would have remained exercisable for the lesser of 90 days or their remaining term. Mr. Friedman and Mr. Debrowski had attained age 55 and five years of service as of December 31, 2007, and accordingly their unvested stock options, other than those granted on August 1, 2007, would have vested, and all of their stock options, other than those granted on August 1, 2007, would have remained exercisable for the lesser of five years or their remaining term. However, their unvested restricted stock units would have been forfeited. Finally, all of our NEOs would have been entitled to receive their balances under the DCPEP as explained in the Nonqualified Deferred Compensation Plan table and the accompanying footnotes and narrative disclosure.

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board of Directors for 2007.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Eugene P. Beard (retired May 18, 2007)	35,000	21,329	0	—	—	50,000	106,329
Michael J. Dolan	131,000	45,349	38,353	—	—	20,000	234,702
Dr. Frances D. Fergusson	91,000	40,117	4,228	—	—	20,000	155,345
Tully M. Friedman	123,000	69,280	20,295	—	—	5,000	217,575
Dominic Ng	118,000	34,729	10,948	—	—	20,000	183,677
Vasant M. Prabhu	78,000	6,008	35,775	—	—	15,000	134,783
Dr. Andrea L. Rich	101,000	69,280	20,295	—	—	15,000	205,575
Ronald L. Sargent	97,000	47,265	31,914	—	—	20,000	196,179
Dean A. Scarborough	79,000	15,016	33,825	—	—	15,000	142,841
Christopher A. Sinclair	132,000	69,280	20,295	—	—	20,000	241,575
G. Craig Sullivan	121,000	69,280	20,295	—	—	20,000	230,575
John L. Vogelstein (retired May 18, 2007)	13,500	21,329	0	—	—	0	34,829
Kathy Brittain White	127,000	69,280	20,295	—	—	15,000	231,575

Footnotes to Director Compensation Table:

(1)	Our CEO, Mr. Eckert, is a member of the Board of Directors, but does not receive any additional compensation for serving as a director. All of his compensation for his services to Mattel as an employee is shown in the Summary Compensation Table.

(2)	For Mr. Beard, Mr. Friedman, Mr. Ng, Mr. Scarborough and Mr. Sinclair, the amounts shown in Column (b), Fees Earned or Paid in Cash, was deferred into stock unit accounts. For Mr. Sargent, his retainer fee of $65,000 was paid in stock and the remainder of the amount show in Column (b) was paid in cash. See the narrative disclosure below for details.

(3)

Column (c), Stock Awards, shows our 2007 financial reporting expense for stock awards (consisting of restricted stock units) to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Notes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 7 for 2006. This expense includes amounts attributable to all awards that were unvested for all or any portion of 2007, regardless of when granted. Accordingly, in addition to the expense for awards made in 2007, Column (c) includes expense for awards granted in 2006 to our directors other than Mr. Prabhu and Mr. Scarborough and expense for awards made in 2005 to Mr. Beard, Mr. Dolan, Mr. Friedman, Ms. Rich, Mr. Sargent, Mr. Sinclair, Mr. Sullivan, Mr. Vogelstein and Ms. White. All of our non-employee directors receive the same stock awards, in the form of restricted stock units, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ restricted stock units arise because of the differences in when they joined the Board of Directors, and the fact that restricted stock units are expensed more quickly for directors who are eligible for retirement.

As of December 31, 2007, the following directors held the following numbers of restricted stock units that had not vested: Mr. Dolan, 5,059; Dr. Fergusson, 4,500; Mr. Friedman, 5,059; Mr. Ng, 4,000; Mr. Prabhu, 2,500; Dr. Rich, 5,059; Mr. Sargent, 5,059; Mr. Scarborough, 2,500; Mr. Sinclair, 5,059; Mr. Sullivan, 5,059; and Ms. White, 5,059. These amounts include the restricted stock units that the directors received in 2007, 2006 and 2005 and additional units received in December 2005 pursuant to dividend equivalent rights pertaining to the 2005 restricted stock unit grants.

(4)	Column (d), Option Awards, shows our 2007 financial reporting expense for stock options awarded to our non-employee directors, disregarding any possible forfeitures as a result of failure to satisfy service conditions. For background, see the discussion of expense calculation in Footnotes 1 and 8 to Mattel’s Consolidated Financial Statements for 2007 and Notes 1 and 7 for 2006. This expense includes amounts attributable to all options that were unvested for all or any portion of 2007, regardless of when granted. Accordingly, in addition to the expense for options granted in 2007, Column (d) includes expense for options to Mr. Dolan and Mr. Sargent in 2006, 2005 and 2004, and to Mr. Ng in 2006. All of our non-employee directors receive the same option grants, as explained in the narrative disclosure below. The differences in the amounts of our financial reporting expense for the directors’ options arises because of the differences in when they joined the Board of Directors, and the fact that certain annual grants of options are expensed over six months, rather than over the normal three-year vesting period, for directors who are eligible for retirement. Each director’s aggregate number of options outstanding at the end of 2007 are presented in a table in the narrative disclosure below.

(5)	No amount is included in Column (f) with respect to nonqualified compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

(6)	Column (g), All Other Compensation, shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for the applicable director. Subject to certain limitations, each non-employee director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the foundation’s mission of serving children in need. The Mattel Children’s Foundation also will match up to $5,000 for any gifts that the director makes on his or her own, subject to certain limitations. The programs may not used to satisfy any pre-existing commitments of the director or any member of the director’s family. In addition, when Mr. Eugene P. Beard retired, Mattel made a special corporate donation of $30,000 to certain non-profit public charities at his recommendation.

Narrative Disclosure to Director Compensation Table:

Fees and Retainers

Non-employee members of the Board of Directors receive an annual retainer of $65,000. Each non-employee committee chair receives an additional annual retainer, the amount of which differs depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $15,000; and all other committees, $10,000. Non-employee board members receive a fee of $2,000 per Board meeting attended, and non-employee committee members receive a fee per committee meeting attended. For attendance at committee meetings in person or by videoconference, or by telephone at a committee meeting scheduled as telephonic, the fees are: Audit Committee, $3,000; Compensation Committee, $2,000; Governance and Social Responsibility Committee, $2,000; and all other committees, $1,500. Attendance by telephone at any Board or committee meeting not scheduled as telephonic is compensated at a reduced rate of $1,000 per meeting.

Directors may elect to receive either all or a portion of the annual retainer in the form of shares of Mattel common stock. In addition, directors may elect to defer all or part of their directors’ fees under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, which provides for the investment of deferred amounts in Mattel common stock equivalent accounts or “phantom stock” accounts or in interest-bearing accounts with the same crediting rate as available under the DCPEP; the distribution of such deferred amounts may be in a lump sum or installments over a period of years commencing after the date the individual ceases to be a director of Mattel. Similar to the DCPEP, the directors’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding, and the rate of return for the “phantom stock” account tracks the actual rate of return from Mattel common stock.

As of December 31, 2007, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Deferred Compensation Plan for Non-Employee Directors: Mr. Beard, 43,543; Mr. Friedman, 105,733; Mr. Ng, 10,210; Mr. Scarborough, 2,986; Mr. Sullivan, 28,182; and Ms. White, 5,142.

Equity Awards

The Mattel, Inc. 2005 Equity Compensation Plan provides for initial grants of equity awards to new members of our board when they first become non-employee directors, and for annual grants to continuing directors on the date of each annual meeting of stockholders. The amount and type of these grants and their terms and conditions are established by our Compensation Committee, subject to the terms of the plan. Currently, initial grants consist of a nonqualified option for 7,500 shares and 2,500 restricted stock units with dividend equivalent rights; and annual grants consist of a nonqualified option for 4,500 shares and 2,000 restricted stock units, with dividend equivalent rights. See “The Board of Directors and Corporate Governance—Non-Employee Director Stock Ownership” regarding the stock ownership requirements for our directors.

The following table shows the grant date fair market value of the options and restricted stock units granted to each non-employee director in 2007.

Name	Grant Date	Restricted Stock Units Granted (#)	Grant Date Fair Market Value of Restricted Stock Units ($)	Stock Options Granted (Number of Shares Underlying Options) (#)	Option Exercise Price ($/Sh)	Grant Date Fair Market Value of Options ($)
Michael J. Dolan	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
Dr. Frances D. Fergusson	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
Tully M. Friedman	5/18/2007 (Annual Grant)	2,000	57,600	4,500	28.83	20,295
Dominic Ng	5/18/2007 (Annual Grant)	2,000	57,600	4,500	28.83	20,295
Vasant M. Prabhu	9/1/2007 (Initial Grant)	2,500	54,075	7,500	21.63	35,775
Dr. Andrea L. Rich	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
Ronald L. Sargent	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
Dean A. Scarborough	5/18/2007 (Initial Grant)	2,500	72,075	7,500	28.83	33,825
Christopher A. Sinclair	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
G. Craig Sullivan	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295
Kathy Brittain White	5/18/2007 (Annual Grant)	2,000	57,660	4,500	28.83	20,295

The values for options are estimates calculated using the same method as for our financial reporting, using a variation of the Black-Scholes pricing model. Under this model, the following weighted-average assumptions apply to all of the options other than the September 1, 2007 option grant to Mr. Prabhu: 4.9% risk-free rate; 5.10 year expected life; 2.8% dividend yield; 28.0% volatility factor; and the exercise price as set forth in the table above. The following weighted-average assumptions apply to the September 1, 2007 option grant to Mr. Prabhu: 4.6% risk-free rate; 4.7 year expected life; 2.8% dividend yield; 22.6% volatility factor; and the exercise price set forth in the table above. For each restricted stock unit, the grant date present value is equal to the closing price of a share of Mattel common stock on the grant date ($28.83 on May 18, 2007, and $21.63 on September 1, 2007). The actual value, if any, that a non-employee director may realize from restricted stock units or options is contingent upon the satisfaction of the conditions to vesting in that award, and upon the future value of Mattel common stock. Thus, there is no assurance that the value, if any, eventually realized by the non-employee director will be at or near the amount shown.

The terms and conditions of the restricted stock unit grants reflected in the chart above are as follows. Each unit represents a contingent right to receive one share of Mattel common stock. When the units vest, the non-employee director will receive actual shares of our common stock in settlement of the units. (Mattel reserves the right to settle the units in cash equal to the fair market value of the stock, but does not anticipate doing so.) The units have dividend equivalent rights, meaning that for the period before the units vest or are forfeited, Mattel will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of Mattel common stock.

Initial grants of restricted stock units vest 100% on the third anniversary of the grant date, except that if the grant is made on the date of an annual meeting of stockholders, the restricted stock units will vest on the earlier of the third anniversary of the grant date or the day immediately preceding the third annual meeting of stockholders after the grant date. Annual grants of restricted stock units vest (1) 50% on the earlier of the second anniversary of the grant date or the day immediately preceding the second annual meeting of stockholders that occurs after the grant date; and (2) the remainder on the earlier of the third anniversary of the grant date or the day immediately preceding the third annual meeting of stockholders that occurs after the grant date. If a non-employee director leaves our Board of Directors, the consequences for the units depend on the circumstances and timing of the severance:

•

If the severance occurs at least six months after the grant date as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, the units vest in full.

•	If the severance is for cause, all the units will be forfeited.

•	In all other circumstances, the unvested units will be forfeited.

Under the general terms of the 2005 Plan, upon a change of control, these restricted stock units would vest immediately.

The terms and conditions of the options granted to our non-employee directors in 2007 are as follows. The options have a term of ten years from the grant date, and have an exercise price equal to the fair market value of Mattel common stock on the grant date. Initial grants are fully vested on the grant date. Annual grants vest (i) 33% on the earlier of the first anniversary of the grant date or the day immediately preceding the first annual meeting of stockholders after the grant date; (ii) an additional 33% on the earlier of the second anniversary of the grant date or the day immediately preceding the second annual meeting of stockholders after the grant date; and (iii) the remaining 34% on the earlier of the third anniversary of the grant date or the day immediately preceding the third annual meeting of stockholders after the grant date. If a non-employee director is removed from our board for cause, all vested and unvested options terminate immediately. When a non-employee director leaves our board under other circumstances, the treatment of his or her options is as follows:

•

If the severance occurs at least six months after the grant date as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, unvested options vest in full to the extent not already vested, and remain exercisable for five years or until the end of their ten-year term, whichever period is shorter.

•

In other circumstances, unvested options terminate immediately and vested options remain exercisable for 90 days or until the end of their ten-year term, whichever period is shorter, except that if severance occurs during the first 18 months following a change of control, the 90-day period is extended to two years.

Under the general terms of the 2005 Plan, upon a change of control, these options would vest immediately.

For each non-employee director, Mattel stock options outstanding as of December 31, 2007 were as follows:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eugene P. Beard	0	0	—	—
Michael J. Dolan	0 1,980 3,960 9,000 15,000	4,500 4,020 2,040 3,000 0	28.83 16.05 18.81 17.24 18.95	5/18/2017 5/11/2016 5/19/2015 5/13/2014 2/2/2014
Dr. Frances D. Fergusson	0 7,500	4,500 0	28.83 19.31	5/18/2017 9/15/2016
Tully M. Friedman	0 1,980 3,960 9,000 12,000 2,000 10,000 10,000 10,000 10,000	4,500 4,020 2,040 3,000 0 0 0 0 0 0	28.83 16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.69 26.25	5/18/2017 5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009
Dominic Ng	0 1,980 7,500	4,500 4,020 0	28.83 16.05 17.08	5/18/2017 5/11/2016 3/16/2016
Vasant M. Prabhu	7,500	0	21.63	9/1/2017
Dr. Andrea L. Rich	0 1,980 3,960 9,000 12,000 7,000 5,000 5,000 5,000 5,000	4,500 4,020 2,040 3,000 0 0 0 0 0 0	28.83 16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.69 26.25	5/18/2017 5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009
Ronald L. Sargent	0 1,980 3,960 9,000 15,000	4,500 4,020 2,040 3,000 0	28.83 16.05 18.81 17.24 18.10	5/18/2017 5/11/2016 5/19/2015 5/13/2014 3/15/2014
Dean A. Scarborough	7,500	0	28.83	5/18/2017

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Christopher A. Sinclair	0 1,980 3,960 9,000 12,000 2,000 10,000 10,000 5,000 5,000	4,500 4,020 2,040 3,000 0 0 0 0 0 0	28.83 16.05 18.81 17.24 22.52 19.43 20.10 15.95 14.69 26.25	5/18/2017 5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 6/7/2010 6/3/2009
G. Craig Sullivan	0 1,980 3,960 9,000 12,000 7,000 5,000 5,000 15,000	4,500 4,020 2,040 3,000 0 0 0 0 0	28.83 16.05 18.81 17.24 22.52 19.43 20.10 15.95 16.90	5/18/2017 5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 5/9/2011 3/1/2011
John L. Vogelstein	6,000 6,000	0 0	18.81 16.05	5/18/2012 5/18/2012
Kathy Brittain White	0 1,980 3,960 9,000 12,000 7,000 5,000 15,000	4,500 4,020 2,040 3,000 0 0 0 0	28.83 16.05 18.81 17.24 22.52 19.43 20.10 18.00	5/18/2017 5/11/2016 5/19/2015 5/13/2014 5/14/2013 8/30/2012 5/23/2012 12/17/2011

All Other Compensation

Mattel reimburses directors for their expenses incurred while traveling on Board of Directors business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the monthly management fee, capital costs or depreciation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	24,072,813	18.88	29,150,078	(2)
Equity compensation plans not approved by security holders(3)	661,976	13.39	685,468	(4)
Total	24,734,789	18.73	29,835,546	(4)

(1)	Consists of the LTIP, the Amended and Restated Mattel 1990 Stock Option Plan, the Amended and Restated 1996 Stock Option Plan (the “1996 Plan”), the Mattel, Inc. 1997 Premium Price Stock Option Plan (the “1997 Plan”), the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) and equity compensation plans assumed by Mattel in connection with mergers and acquisitions of the companies that originally established those plans. No additional options may be granted under the assumed plans.

(2)	The maximum number of shares of Mattel common stock for which grants may be made under the 2005 Plan is 50 million. For purposes of calculating the shares that remain available for grants under the 2005 Plan, each stock option or SAR is treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) is treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to as the “full-value share debiting rate.” The 2005 Plan calls for an initial full-value share debiting rate of three-to-one, which may be replaced by a higher rate (such as four-to-one or five-to-one) if the Compensation Committee so determines.

These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the 2005 Plan. If a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the 2005 Plan will be increased by the number of shares not issued as a result, multiplied by three.

The 2005 Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division, or similar event affecting Mattel, the Compensation Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares of common stock or other securities reserved for grants under the 2005 Plan, the limitations described above, the number and kind of shares or other securities subject to outstanding grants, and the maximum number and kind of shares of common stock or other securities to be granted to non-employee directors.

(3)	Consists of the Mattel 1999 Stock Option Plan (the “1999 Plan”), the DCPEP (for Mattel employees) and the Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan” and, together with the DCPEP, the “Deferred Compensation Plans”).

(4)	Excludes shares issuable to Mattel executive officers and directors under the Deferred Compensation Plans, which are described in more detail below. As of December 31, 2007, there were 266,266 hypothetical shares credited to the accounts of participants in the Deferred Compensation Plans. Column (a) includes shares issuable pursuant to outstanding stock options under the 1999 Plan and 62,500 shares issuable pursuant to an outstanding stand-alone stock option held by an officer who is not an NEO. Column (c) includes shares issuable pursuant to 685,468 deferrable restricted stock units granted to Mr. Eckert under the terms of his employment agreement.

Mattel, Inc. 2005 Equity Compensation Plan

The 2005 Plan was approved by Mattel’s stockholders at the 2005 Annual Meeting of Stockholders, and as a result, (a) the 1996 Plan and the 1999 Plan terminated on the date of the 2005 Annual Meeting (May 19, 2005), except with regard to grants then outstanding under the 1999 Plan and the 1996 Plan, and (b) no further grants could be made after such date under the 1999 Plan or the 1996 Plan. By its terms, the 1997 Plan terminated on December 31, 2002, except with respect to stock options then outstanding under such Plan.

1999 Stock Option Plan

The 1999 Plan, a non-stockholder approved plan, was adopted by Mattel’s Board of Directors on November 4, 1999. No grants have been made under the 1999 Plan since October 31, 2003. On May 19, 2005, the 1999 Plan was terminated except with regard to grants then outstanding under the 1999 Plan. Prior to that date, stock options were granted under the 1999 Plan to employees of Mattel (or any parent or subsidiary corporation) who are neither executive officers of Mattel nor members of the Board of Directors of Mattel at the time of the grant. Options under the 1999 Plan are nonqualified options under federal tax law. Options were granted with an exercise price equal to the market price of Mattel’s common stock on the grant date and generally vest semi-annually over three years. In the event of a change of control (as defined in the 1999 Plan) of Mattel, any unvested options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change of control. As of December 31, 2007, options covering 599,476 shares of common stock were outstanding under the 1999 Plan, no shares remained available for future grants, and options covering 9,257,734 shares had been exercised.

Deferred Compensation Plans

Under the Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCPEP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In 2007, Mattel’s Board of Directors adopted a Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. A copy of the Related Party Transactions Policy was included as an appendix to Mattel’s 2007 Notice of Annual Meeting and Proxy Statement, dated April 12, 2007.

Mattel’s directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions, and they are also instructed and periodically reminded of their obligation to inform Mattel’s legal department of any potential related party transactions. Also, Mattel reviews information about security holders known by Mattel to be beneficial owners of more than five percent of any class of Mattel’s voting securities (see “Principal Stockholders” on page 8) to determine whether there are any relationships with such security holders that might constitute related party transactions.

Mattel is not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees Incurred by Mattel for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2007 and 2006:

	2007	2006
Audit fees(1)	$6,351,000	$6,300,000
Audit-related fees(2)	278,000	164,000
Tax fees(3)	1,506,000	2,163,000
All other fees	—	—

Total	$8,135,000	$8,627,000

(1)	Audit fees consisted of fees for professional services provided in connection with the audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, and in 2006, the audit of management’s assessment of internal control over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audit of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $407,000 for 2007 and $358,000 for 2006, and (b) other tax advice, tax consultation and tax planning services of $1,099,000 for 2007 and $1,805,000 for 2006, including expatriate tax services fees of $61,000 for 2007 and $468,000 for 2006.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by Mattel’s independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time.

•

The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm.

•

Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence.

•

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

•	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The ratification of the selection of Mattel’s independent registered public accounting firm requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

STOCKHOLDER PROPOSAL REGARDING

CERTAIN REPORTS BY THE BOARD OF DIRECTORS

Marie-Claude Hessler-Grisel, whose address is 23 rue Oudinot, 75007 Paris, France, has requested that the following proposal be included in this Proxy Statement and has indicated that she intends to bring such proposal before the 2008 Annual Meeting of Stockholders. Ms. Hessler-Grisel has continuously held shares of Mattel’s common stock having an aggregate market value of over $2,000 for more than one year before submitting her proposal and has advised Mattel that she intends to continue to hold such shares through the date of the 2008 Annual Meeting. Ms. Hessler-Grisel’s proposal and her related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

The stockholder’s proposal follows:

Whereas the shareholders request the Board of Directors to report yearly on the products manufactured by licensees and sold bearing Mattel’s brands. Shareholders need to be reassured about the safety and the quality of those products as well as about the working conditions in which they are manufactured.

Supporting statement

According to Mattel 2007 Global Reporting Initiative report, Mattel also licenses its brands and trademarks to approximately 1000 licensees companies for the production of specialised consumer products such as apparel, software, durable goods and other children’s products. The licensees independently manufacture these products in approximately 3000 contract factories around the world.

Shareholders cannot but be concerned by the above figures and by the potential risks they represent as manifested by the following cases.

In 2005, in a Mexican plant belonging to an American licensee, a case of an underage worker triggered worldwide media coverage, a demonstration in front of a “Target” in New York and the filing of a public communication with the Office of Trade Agreement Implementation by the trade union Frente de Trabajatores Vanguardia Obrera, with the support of the Washington Office on Latin America.

In 2006, Mattel recalled an American Girl jewelry with unacceptable high levels of lead. As stated by Mattel’s Chairman and Chief Executive Officer at the 2007 annual meeting, the jewelry was manufactured by a licensee. The jewelry was rated one of the worst products of the year by BusinessWeek.

In November 2007, the National Labor Committee published a report about the working conditions at a Chinese facility producing for Mattel such articles as Barbie electric guitars and keyboards, Barbie cassette players or Barbie “Hug N’ Heal” Pet doctor sets for instance. Its conclusions are devastating: working time of over 80 hours a week, weeks on end without a rest day, overcrowded and overheated facility, renewed temporary contracts, workers cheated on overtime pay, primitive dormitories. Mattel claims that the facility is operated by one of its licensees.

Shareholders have greatly suffered from the numerous recalls of the past few months. Their faith in Mattel is shaken. The number of the licensees and their contract factories represents an obvious risk. Only yearly serious reports about the licensees will convince the shareholders to keep their faith in Mattel.

* * * * * * * * * * *

The Board of Directors unanimously recommends that stockholders vote AGAINST the stockholder’s proposal for the following reasons:

The Board of Directors agrees that the safety and quality of Mattel products, and the safety and quality of Mattel licensee products, are very important issues. The Board also agrees that the working conditions in which Mattel and Mattel licensee products are manufactured are another very important issue. However, the Board does not think that the approach taken in this proposal is the best way to address either of these issues.

Mattel has already taken, and continues to take, significant actions on these issues. We believe that Mattel’s Global Citizenship Report is the best format in which to report to stockholders and other interested parties in a comprehensive way that communicates the full range of social responsibility issues that are important to us as a company.

The timeline below describes the history of our previous Corporate Social Responsibility and Global Citizenship Reports, and our plan for the next Global Citizenship Report, collectively “the Reports”:

•	2004—Corporate Social Responsibility Report

•	2007—Global Citizenship Report

•	2009—Second Global Citizenship Report

The following are some of the key areas that the Reports cover:

•	Corporate governance

•	Product quality and safety

•

Implementation of our Global Manufacturing Principles (GMP) – a code of conduct that addresses working conditions and environmental stewardship at our manufacturing plants and the facilities of our vendors and licensees’ vendors

•	Independent audit results for Mattel and vendor manufacturing plants

•	Occupational safety performance

•	Environmental sustainability initiatives

•	Consumer relations

•	Development of our people

•	Stakeholder engagement

•	Philanthropy

The following are some examples of actions we have already taken and are continuing to take. Please see the Reports for more details. You can obtain copies of the 2007 Global Citizenship Report, the 2004 Corporate Social Responsibility Report and related materials free of charge on Mattel’s corporate web site at http://www.mattel.com. Also, copies may be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Blvd., El Segundo, CA 90425-5012. There will be updated information about these topics in the next Global Citizenship Report.

•	Conducting GMP audits of Mattel manufacturing plant and the facilities of our vendors and licensees’ vendors.

•	Progress towards meeting the goals for the expansion of our GMP audit program.

•	Publicly reporting the detailed results of GMP audits conducted by an independent non-profit third party.

•	Providing training to help vendors and licensees continuously improve GMP performance.

•	Oversight of licensing, including product testing requirements and development of GMP compliance assistance programs.

The next Report, which we anticipate releasing by July 1, 2009, will have enhanced coverage of the following areas:

•	Formation of Mattel’s corporate responsibility organization.

•	Conduct of the voluntary recalls.

•	Enhancements to product quality standards and procedures.

•	Launch of formal stakeholder engagement initiative.

•	Progress on our sustainability strategic plan and primary initiatives.

We believe that Mattel’s ongoing Reports constitute a better and more comprehensive manner of reporting on corporate social responsibility and product quality issues than the approach suggested in this proposal.

For these reasons, the Board of Directors opposes the proposal.

Approval of this stockholder proposal requires the affirmative vote of a majority of the total votes cast with regard to this proposal by holders of shares of Mattel common stock who are present in person or represented by proxy and entitled to vote such shares at the Annual Meeting. Unless marked to the contrary, proxies received will be voted against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

DEADLINE FOR FUTURE PROPOSALS BY STOCKHOLDERS

Proposals that a stockholder desires to have included in Mattel’s proxy materials for the 2009 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by the Secretary of Mattel at Mattel’s principal office no later than December 25, 2008.

Mattel’s Bylaws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, that the stockholder wishes to bring before a meeting of stockholders of Mattel. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Secretary of Mattel during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting. However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•	in the case of a nomination of a candidate for the Board of Directors, certain information set forth in Mattel’s Bylaws about both the nominee and the stockholder making the nominations; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in Mattel’s Bylaws and/or required by law.

If a stockholder desires to have a proposal included in Mattel’s proxy materials for the 2009 annual meeting of stockholders of Mattel and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in the two immediately preceding paragraphs. Any required written notices should be sent to Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012, Attention: Secretary, Mail Stop M1-1516.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2007, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except there were two inadvertent late filings. As a result of an error on the part of a broker, purchases of 706 shares of Mattel common stock by Ellen L. Brothers (made on her behalf without her knowledge or approval) were not reported on a timely basis but were subsequently reported on Form 4. As a result of a clerical error on the part of Mattel, two sales totaling 11,000 shares of Mattel common stock by Eugene P. Beard were inadvertently left out of his May 4, 2007 Form 4 filing but were subsequently reported.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained D.F. King & Co., Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $8,500, plus out-of-pocket costs and expenses.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile
Secretary

El Segundo, California

April 24, 2008

ADMISSION POLICY

MATTEL, INC.

2008 Annual Meeting Of Stockholders

Thursday, May 29, 2008

The Sheraton Gateway Hotel Los Angeles Airport

6101 West Century Boulevard, Los Angeles, California 90045

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

STOCKHOLDER NAME(S):
(PLEASE PRINT)

STOCKHOLDER ADDRESS:
(PLEASE PRINT)

IMPORTANT: Please bring this copy of the Admission Policy, with your name and address information filled in, to the Annual Meeting. Also, please note that in order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2008 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on April 4, 2008, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on April 4, 2008. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on April 4, 2008, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

(continued on reverse)

If you were a record holder of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on April 4, 2008.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on April 4, 2008.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on April 4, 2008, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on April 4, 2008.

If you acquired your shares of Mattel common stock at any time after the close of the business on April 4, 2008, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after April 4, 2008, or (2) a brokerage account statement as of a date after April 4, 2008 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after April 4, 2008.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on April 4, 2008, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on April 4, 2008, and

•	Valid personal photo identification (such as a driver’s license or passport), and

•

If the stockholder whose proxy you hold was not a record holder of Mattel common stock as of the close of business on April 4, 2008, proof of the stockholder’s ownership of shares of Mattel common stock as of the close of business on April 4, 2008, in the form of (1) an original or a copy of the voting information form from the stockholder’s bank or broker with the stockholder’s name on it, or (2) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned Mattel common stock as of the close of business on April 4, 2008.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

		000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 p.m., Los Angeles time, on May 28, 2008 (but see the reverse for a special rule for participants in the Mattel, Inc. Personal Investment Plan).

Vote by Internet • Log on to the Internet and go to www.investorvote.com/mat • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the United

    States, Canada & Puerto Rico any time on a touch tone

    telephone. There is NO CHARGE to you for the call.

  • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors: 01 - Michael J. Dolan	For ☐	Against ☐	Abstain ☐	02 - Robert A. Eckert	For ☐	Against ☐	Abstain ☐	03 - Dr. Frances D. Fergusson	For ☐	Against ☐	Abstain ☐	+

04 - Tully M. Friedman	☐	☐	☐	05 - Dominic Ng	☐	☐	☐	06 - Vasant M. Prabhu	☐	☐	☐

07 - Dr. Andrea L. Rich	☐	☐	☐	08 - Ronald L. Sargent	☐	☐	☐	09 - Dean A. Scarborough	☐	☐	☐

10 - Christopher A. Sinclair	☐	☐	☐	11 - G. Craig Sullivan	☐	☐	☐	12 - Kathy Brittain White	☐	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposal 2.

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

C Proposals — The Board of Directors recommends a vote AGAINST Proposal 3.

	For	Against	Abstain
3. Stockholder proposal regarding certain reports by the Board of Directors.	☐	☐	☐

IN ADDITION, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE AUTHORITY TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING AMONG OTHER THINGS CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSES OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL.

C 1234567890 J N T 1 U P X 0 1 6 6 3 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                        00UDIG

MATTEL, INC.

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 29, 2008 at 9:00 a.m. (Los Angeles time), at the Sheraton Gateway Hotel Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of twelve directors.

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2008.

3.	A stockholder proposal regarding certain reports by the Board of Directors.

4.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this Notice describes each of the items of business in more detail. The Board of Directors recommends a vote FOR each of the twelve nominees for director named in the Proxy Statement, a vote FOR the proposal described above in item 2 and a vote AGAINST the proposal described above in item 3.

If you were a holder of record of Mattel common stock at the close of business on April 4, 2008, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, for any purpose germane to the Annual Meeting, by any stockholder during normal business hours for ten days prior to the Annual Meeting.

The Sheraton Gateway Hotel Los Angeles Airport is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-642-1111.

By Order of the Board of Directors

Robert Normile, Secretary

El Segundo, California, April 24, 2008

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman, and each of them, as proxies with full power of substitution, to vote as designated on the reverse side, and in their discretion, on matters properly brought before the Annual Meeting of Stockholders to be held on May 29, 2008 and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of Mattel, Inc. which the undersigned has the power to vote at the Annual Meeting or any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. If specific instructions are indicated, this Proxy will be voted in accordance therewith.	+

If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxies herein may vote for substitute nominees at their discretion. If no direction to the contrary is indicated, this Proxy will be voted as follows:

FOR the election of all nominees for director listed on the reverse;

FOR Proposal 2 – the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2008; and

AGAINST Proposal 3 – stockholder proposal regarding certain reports by the Board of Directors.

The following applies only with regard to any shares of Mattel, Inc. common stock that you held as a participant in the Mattel, Inc. Personal Investment Plan (the “PIP”), a 401(k) plan, as of April 4, 2008 (“PIP Shares”): As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote your PIP Shares. You understand that you may mail this Proxy Card on a confidential basis to Computershare Trust Company, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Computershare no later than 10:00 p.m., Los Angeles time, on May 26, 2008. If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, your PIP Shares will be voted in accordance with the terms of the PIP.

D Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Please mark the box to the right if you plan to attend the Annual Meeting.	☐

E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.	+